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Exhibit 4.21

CONFORMED COPY

EUR 325,000,000

SECURED FACILITY AGREEMENT

dated 12 May 2005

for

SBS BROADCASTING S.A.

arranged by

ABN AMRO BANK N.V.
CITIGROUP GLOBAL MARKETS LIMITED
DEUTSCHE BANK AG LONDON
and

THE ROYAL BANK OF SCOTLAND PLC

with

ABN AMRO BANK N.V.

acting as Facility Agent

and

ABN AMRO BANK N.V.

acting as Security Agent

MULTICURRENCY REVOLVING FACILITY AGREEMENT

35.	Partial Invalidity	79
36.	Remedies and Waivers	79
37.	Amendments and Waivers	79
38.	Counterparts	81
39.	Governing law	82
40.	Enforcement	82

THIS AGREEMENT is dated 12 May 2005 and made between:

(1)
SBS BROADCASTING S.A. (the "Company");

(2)
THE SUBSIDIARIES of the Company listed in Schedule 1 (The Original Parties) as original borrowers (together with the Company, the "Original Borrowers");

(3)
THE SUBSIDIARIES of the Company listed in Schedule 1 (The Original Parties) as original guarantors (together with the Company, the "Original Guarantors");

(4)
ABN AMRO BANK N.V., CITIGROUP GLOBAL MARKETS LIMITED, DEUTSCHE BANK AG LONDON and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers (the "Arrangers");

(5)
THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Parties) as lenders (the "Original Lenders");

(6)
ABN AMRO BANK N.V. as agent of the other Finance Parties (the "Facility Agent"); and

(7)
ABN AMRO BANK N.V. as security agent for the Secured Parties (the "Security Agent").

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.
DEFINITIONS AND INTERPRETATION

1.1
Definitions

  In this Agreement:

  "Accession Letter" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

  "Acquisition" means the acquisition of the whole or any part of a business or undertaking including by way of the purchase or other acquisition of shares or other equity interests in, or assets or revenues of, and/or the assumption of any liability and/or indebtedness of, such business or undertaking.

  "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors).

  "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

  "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

  "Additional Obligor" means an Additional Borrower or an Additional Guarantor.

  "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

  "Authorisation" means an authorisation, consent, approval, resolution, licence, (including, but not limited to, any broadcasting licence) exemption, filing, notarisation or registration.

  "Availability Period" means the period from and including the date of this Agreement to and including the date which is one Month prior to the applicable Termination Date.

  "Available Commitment" means a Lender's Commitment minus:

  (a)
  the Base Currency Amount of its participation in any outstanding Loans; and

  (b)
  in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

  other than any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

  "Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

  "Base Currency" means euro.

  "Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Facility Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of the Loan.

  "Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

  "Break Costs" means the amount (if any) by which:

  (a)
  the interest (excluding the Margin and any applicable Mandatory Cost) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

  exceeds:

  (b)
  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

  "Bridge Facility" means the EUR 300,000,000 committed bilateral bridge facility made available pursuant to the Bridge Facility Agreement.

  "Bridge Facility Agreement" means the facility agreement dated 7 March 2005 between the Company as borrower and the ABN AMRO Bank N.V. as lender.

  "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Luxembourg and Sweden and:

  (a)
  (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

  (b)
  which is (in relation to any date for payment or purchase of euro) a TARGET Day.

  "Capital Stock" means:

  (a)
  in the case of a corporation, corporate stock;

  (b)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (c)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (d)
  any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

  "Cash Equivalents" means:

  (a)
  securities denominated in sterling, dollars or EUR with maturities less than 12 months issued or fully guaranteed or insured by the Government of the United States of America or any member state of the European Union (or any agency thereof) which is rated at least AA by Standard & Poor's Rating Group or Aa by Moody's Investors Service, Inc.;

  (b)
  commercial paper or other debt security issued by an issuer rated at least A-1 by Standard & Poor's Rating Group or P-1 by Moody's Investors Service, Inc. and with a maturity of less than 12 months;

  (c)
  certificates of deposit of any commercial bank having maturities of less than 12 months; or

  (d)
  such other securities approved by the Facility Agent.

  "Charged Shares" means all the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

  "Commitment" means:

  (a)
  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement.

  "Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

  "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Facility Agent.

  "Consolidated Net Finance Charges" means, for any Relevant Period, the aggregate amount of the accrued interest, commission, periodic fees, discounts, prepayment penalties or premiums and other finance payments in respect of Financial Indebtedness whether paid, payable or capitalised by any member of the Group in respect of that Relevant Period:

  (a)
  excluding any such obligations to any other member of the Group;

  (b)
  including the interest element of finance or capital leases;

  (c)
  including any accrued commission, periodic fees, discounts and other finance payments payable by any member of the Group under any interest rate hedging arrangement; and

  (d)
  deducting any accrued commission, periodic fees, discounts and other finance payments owing to any member of the Group under any interest rate hedging instrument; and

  (e)
  deducting any accrued interest owing to any member of the Group on any deposit or bank account or from any Cash Equivalents.

  "Default" means an Event of Default or any event, act or omission which would (with the passing of any specified time period, the giving of any notice or satisfaction of any condition) be an Event of Default.

  "Delegate" means any delegate, agent, attorney or co-agent appointed by the Security Agent.

  "Disposal" means any sale, transfer or other disposal (whether voluntary or involuntary and whether as a single transaction or a series of transactions) by a member of the Group of any asset, other than any such disposal:

  (a)
  which constitutes the creation or granting of any Security;

  (b)
  which is a disposal to any other member of the Group; or

  (c)
  which is a disposal of cash or any Cash Equivalents and which is not prohibited by this Agreement (including, without limitation, as a result of the defeasance and redemption of the Senior Notes).

  "Disposal Proceeds" means the cash consideration received by a member of the Group for any Disposal after deducting:

  (a)
  reasonable costs and expenses incurred or to be incurred by such member of the Group with respect to that Disposal to any person which is not a member of the Group;

  (b)
  any Tax incurred or to be incurred (and amounts reasonably reserved in respect of Taxes) and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance); and

  (c)
  (subject to Clause 8.3(j) (Mandatory Prepayment and Cancellation) any Trapped Cash which forms part of such cash consideration.

  "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

  "Environmental Law" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

  "Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

  "Equity or Debt Proceeds" means the net proceeds of any Equity or Debt Transaction received in cash by a member of the Group after deducting:

  (a)
  reasonable costs and expenses incurred or to be incurred by such member of the Group with respect to the Equity or Debt Proceeds;

  (b)
  any Tax incurred or to be incurred by such member of the Group required to be paid by such member of the Group in connection with such Equity or Debt Proceeds (as reasonably determined by such member of the Group, on the basis of existing rates and taking account of any available credit, deduction or allowance); and

  (c)
  (subject to Clause 8.3(j) (Mandatory Prepayment and Cancellation)) any Trapped Cash which forms part of such net cash proceeds.

  "Equity or Debt Transaction" means:

  (a)
  any issue or allotment, or agreement for the issue or allotment, of any shares or any equity interest of any nature of or in a member of the Group (other than any such issue or allotment to any other member of the Group);

  (b)
  any issue or allotment, or agreement for the issue or allotment, of debt securities, warrants, options or any other instrument convertible or exchangeable into share capital (or any other equity interest) of or in a member of the Group (other than any such issue or allotment to any other member of the Group);

  (c)
  the issuance by a member of the Group of any debt (including, without limitation, pursuant to any private placement or the issue of commercial paper, medium term notes, bonds, debentures or other similar instruments and whether or not subordinated to any other indebtedness) in any debt capital market; or

  (d)
  any transaction pursuant to which any bilateral or syndicated bank debt is raised by a member of the Group,

  provided always that "Equity or Debt Transaction" shall not include:

  (i)
  any overdraft or working capital facility entered into by a member of the Group in the ordinary course of business; or

  (ii)
  the issue of any shares or other equity interest in the share capital of a member of the Group pursuant to the exercise of any stock option granted or issued pursuant to any share incentive scheme operated by such member of the Group for the benefit of directors, managers, officers, employees of such member of the Group or any other member of the Group and other eligible persons in accordance with the terms of such share incentive scheme.

  "EURIBOR" means, in relation to any Loan in euro:

  (a)
  the applicable Screen Rate; or

  (b)
  (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request which are quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

  "Event of Default" means any event or circumstance specified as such in Clause 23 (Events of Default).

  "Extended Termination Date" means the date falling 72 Months from the date of this Agreement.

  "Extension Option" means the right of the Company to request the Lenders to agree (at their sole discretion) to extend the Facility to the Extended Termination Date pursuant to Clause 4.5 (Extension of the Facility).

  "Extension Request" shall have the meaning ascribed to such term in Clause 4.6 (Extension of the Facility).

  "Facility" means the multicurrency revolving loan facility in aggregate amount of EUR 325,000,000 made available under this Agreement as described in Clause 2 (The Facility), to the extent not cancelled or reduced under this Agreement.

  "Facility Agent's Spot Rate of Exchange" means the Facility Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

  "Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business

  Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

  "FAPL Guarantee" means a guarantee provided by the Company or any other member of the Group in favour of Skandinaviska Enskilda Banken AB ("SEB") in connection with the performance guarantee provided by SEB to the Football Association Premier League Limited in respect of television rights granted to C More Entertainment AB in Sweden, Norway, Finland, Denmark and Greenland.

  "Fee Letter" means any letter or letters dated on or before the date of this Agreement between any of the Arrangers and the Company (or the Facility Agent and the Company) setting out any of the fees referred to in Clause 12 (Fees).

  "Finance Document" means this Agreement, the Security Documents, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as such by the Facility Agent and the Company.

  "Finance Party" means each of the Facility Agent, the Security Agent, the Arrangers and the Lenders.

  "Financial Indebtedness" means any indebtedness for or in respect of:

  (a)
  moneys borrowed;

  (b)
  any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

  (c)
  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

  (d)
  the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease;

  (e)
  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

  (f)
  any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

  (g)
  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

  (h)
  any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution if one of the primary reasons for the entry into the relevant instrument is to raise finance;

  (i)
  any amount raised by the issue of redeemable shares;

  (j)
  any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

  (k)
  (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

  "GAAP" means the general accepted accounting principles applied in the jurisdiction of incorporation of any entity.

  "Group" means the Company and its Subsidiaries for the time being.

  "Group EBIT" means, for any Relevant Period, the consolidated pro forma profits of the Group (taking into account the acquisition of C More Group AB and any other Acquisition for the applicable Relevant Period as if such acquisition had occurred on the first day of that Relevant Period) from its activities before interest, taxation, equity income or losses of unconsolidated subsidiaries, foreign exchange gains or losses, minority interests, investment gains or losses, other income or expenses net and non-recurring gains or losses.

  "Group EBITDA" means, for any Relevant Period, Group EBIT before deducting any amount attributable to amortisation of intangible assets, including licences and goodwill, or the depreciation of tangible assets and non-cash compensation.

  "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors).

  "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

  "Information Memorandum" means the document concerning the Group which, at the Company's request and on its behalf, is to be prepared in relation to this transaction and distributed by the Arrangers to selected financial institutions in connection with the syndication of the Facility.

  "Initial Termination Date "means the date falling 60 Months from the date of this Agreement.

  "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

  "Insurance Proceeds" means any insurance proceeds received by any member of the Group in respect of physical loss of or damage to assets net of any reasonable costs or expenses incurred by such member of the Group in making the relevant insurance claim and (subject to Clause 8.3 (j) (Mandatory Prepayment and Cancellation)) less any Trapped Cash which forms part of such insurance proceeds.

  "Investments" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of direct or indirect loans, for the sake of clarity, to the extent of the full commitment of such loans (including Financial Indebtedness or other obligations, but excluding accounts receivable made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms), any advances or capital contributions (excluding commission, travel and similar advances to the officers and employees made in the ordinary course of business), and any purchases or other acquisitions by such person of any stock, bonds, notes, debentures or other securities of any other person (including, for the avoidance of doubt, any obligations to make any deferred payments in connection with such purchases or acquisitions), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that, for the avoidance of doubt, capitalized interest on a loan shall not be deemed to be a further Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any equity interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company's or a Subsidiary's equity interests of such Subsidiary not sold or disposed of.

  "Legal Opinions" means the legal opinions delivered to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent).

  "Lender" means:

  (a)
  any Original Lender; and

  (b)
  any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 24 (Changes to the Lenders),

  which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

  "LIBOR" means, in relation to any Loan in an Optional Currency:

  (a)
  the applicable Screen Rate; or

  (b)
  (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request which are quoted by the Reference Banks to leading banks in the Relevant Interbank Market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

  "LMA" means the Loan Market Association.

  "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

  "Majority Lenders" means:

  (a)
  if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

  (b)
  at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

  "Mandatory Cost" means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

  "Mandatory Prepayment Account" means an interest bearing account held in The Netherlands with the Facility Agent in the name of the Company identified by the Company and the Facility Agent as the Mandatory Prepayment Account for the purposes of this Agreement (as the same may be redesignated, substituted or replaced from time to time), such account (if required by the Facility Agent) to be subject to Security created in favour of the Security Agent with respect to amounts owing to the Finance Parties pursuant to the Finance Documents on terms satisfactory to the Security Agent.

  "Margin" means 0.75 per cent. per annum or, if:

  (a)
  no Event of Default has occurred and is continuing; and

  (b)
  the Senior Leverage Ratio in respect of the most recently completed Relevant Period (as shown by a Compliance Certificate in respect of that Relevant Period) is within a range set out below, then the Margin shall be the percentage rate per annum set out opposite such range:

Senior Leverage Ratio	Margin (%)
> 3.5	1.50
3.0 ≤ 3.5	1.20
2.5 ≤ 3.0	0.95
2.0 ≤ 2.5	0.80
1.5 ≤ 2.0	0.75
< 1.5	0.70

  (and any change in the Margin shall take effect on the date which is 5 Business Days after receipt by the Facility Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 22.2 (Compliance Certificate)).

  "Material Adverse Effect" means a material adverse effect on:

  (a)
  the business or financial condition of the Group taken as a whole;

  (b)
  the ability of an Obligor to perform its obligations under the Finance Documents; or

  (c)
  the validity or enforceability of the Finance Documents.

  "Material Company" means, at any time, a Subsidiary of the Company which:

  (a)
  has revenues representing ten per cent. or more of consolidated total revenues of the Group; or

  (b)
  has total assets representing ten per cent. or more of consolidated Total Assets,

  in each case calculated on an unconsolidated basis in respect of that Subsidiary and determined in accordance with (and on the basis of information provided under) Clause 20.4 (Determination of Material Companies) and in accordance with US GAAP.

  "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

  (a)
  (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

  (b)
  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

  (c)
  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

  The above rules will only apply to the last Month of any period.

  "Non-Obligor" means any member of the Group that is not an Obligor.

  "Obligor" means a Borrower, a Guarantor or EBS International N.V.

  "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

  "Original Financial Statements" means:

  (a)
  in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2003; and

  (b)
  in relation to Kanal 5 Holding AB, its audited unconsolidated financial statements for its financial year ended 31 December 2003.

  "Original Obligor" means an Original Borrower, an Original Guarantor or EBS International N.V.

  "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

  "Party" means a party to this Agreement.

  "Permitted Business" means any business of a kind in which the Company or any of its Subsidiaries is engaged on the date of this Agreement or any business reasonably related, incidental, complementary or ancillary thereto.

  "Permitted Financial Indebtedness" means:

  (a)
  any Financial Indebtedness incurred pursuant to the Finance Documents;

  (b)
  any Financial Indebtedness represented by capital and finance lease obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of any member of the Group provided that the aggregate principal amount of such Financial Indebtedness does not exceed EUR 10,000,000 (or its equivalent in other currencies) at any time;

  (c)
  any Financial Indebtedness incurred by any member of the Group pursuant to any hedging agreements or other derivative transactions entered into for the purpose of hedging the currency or interest rate exposure of such member of the Group incurred in the ordinary course of trading (and not, for the avoidance of doubt, for speculative purpose);

  (d)
  any Financial Indebtedness incurred by any member of the Group and owing to another member of the Group (provided that such Financial Indebtedness does not arise as a result of any loan made, credit granted, guarantee or indemnity given or liability assumed in contravention of Clause 22.11 (Loans and Guarantees));

  (e)
  any Financial Indebtedness incurred by any member of the Group pursuant to the honouring by a bank or other financial institution of a cheque, draft or similar instrument inadvertently drawn by such member of the Group against insufficient funds in the ordinary course of business provided that such Financial Indebtedness is fully repaid or otherwise extinguished within five Business Days of its incurrence;

  (f)
  any Financial Indebtedness which is unsecured subordinated debt of a member of the Group that is expressly subordinated to the obligations of the Obligors under the Finance Documents on terms satisfactory (with respect to the effective subordination of such Financial Indebtedness) to a Lender or Lenders (acting reasonably) whose participations in the Loans then outstanding are in aggregate more than 85% of all of the Loans then outstanding;

  (g)
  any Financial Indebtedness represented by any letter of credit for the account of any member of the Group in order to provide security for claims, payment obligations or similar requirements in each case in connection with self-insurance and in the ordinary course of business provided that the aggregate principal amount or accreted value of such outstanding

    Financial Indebtedness (as applicable) does not at any time exceed EUR 10,000,000 (or its equivalent in other currencies); and

  (h)
  (to the extent not otherwise permitted by paragraphs (a) to (g) above) any Financial Indebtedness incurred by (i) a Non-Obligor or (ii) an Obligor incorporated in Norway where the aggregate principal amount or accreted value (as applicable) thereof does not at any time exceed EUR 60,000,000 (or its equivalent in other currencies).

  "Permitted Usage" means proceeds received and used (a) to acquire all or substantially all of the assets of, or a controlling interest in, a Permitted Business; or (b) to acquire Productive Assets for use in a Permitted Business; or (c) to make any capital expenditure by any member of the Group.

  "Productive Assets" means assets (including Capital Stock or its substantial equivalent or other Investments) that are used or usable by the Company and its Subsidiaries in a Permitted Business (or in the case of Capital Stock or its substantial equivalent or other Investments, that represent direct, or indirect (via a holding company), ownership or other interests held by the Company or any Subsidiary in entities engaged in Permitted Business.

  "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

  (a)
  (if the currency is domestic sterling) the first day of that period;

  (b)
  (if the currency is euro) two TARGET Days before the first day of that period; or

  (c)
  (for any other currency) two Business Days before the first day of that period,

  unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

  "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Shares.

  "Reference Banks" means, in relation to LIBOR and Mandatory Costs, the principal London offices of ABN AMRO Bank N.V., Citibank, N.A., Deutsche Bank AG and The Royal Bank of Scotland PLC and, in relation to EURIBOR, the principal offices in Amsterdam of ABN AMRO Bank N.V., Citibank, N.A. and Deutsche Bank AG or such other banks as may be appointed by the Facility Agent in consultation with the Company.

  "Relevant Interbank Market" means in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

  "Relevant Period" means each period of twelve months ending on the last day of each financial year and each financial quarter of the Company.

  "Repeating Representations" means each of the representations set out in Clauses 19.1 (Status) to 19.6 (Governing law and enforcement), Clause 19.10 (No default), paragraph (d) of Clause 19.11 (No misleading information), Clause 19.13 (Pari passu ranking), Clause 19.14 (No proceedings pending or threatened) and Clause 19.21 (Ranking) to Clause 19.24 (Legal and Beneficial Owner).

  "Resignation Letter" means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

  "Rollover Loan" means one or more Loans:

  (a)
  made or to be made on the same day that a maturing Loan is due to be repaid;

  (b)
  the aggregate amount of which is equal to or less than the maturing Loan;

  (c)
  in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

  (d)
  made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

  "Screen Rate" means:

  (a)
  in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

  (b)
  in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

  displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

  "Secured Obligations" means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

  "Secured Parties" means any Receiver or Delegate, the Facility Agent, the Security Agent, the Arrangers and each Lender from time to time party to this Agreement.

  "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

  "Security Documents" means each of the documents listed as being a Security Document in paragraph 2(a) of Part I of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Facility Agent under paragraph 9 of Part II of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

  "Senior Leverage Ratio" has the meaning given to it in Clause 21.1 (Financial definitions).

  "Senior Net Debt" has the meaning given to it in Clause 21.1 (Financial definitions).

  "Senior Notes" means the 12% senior notes due 2008 referred to in the indenture entered between The Bank of New York, as trustee and the Company dated 14 June 2001 as amended by the Amendment No. 1 to Indenture dated 13 July 2001 and the SEC registered notes exchanged therefore.

  "Specified Time" means a time determined in accordance with Schedule 11 (Timetables).

  "Stand Alone Financed Acquisition" means any member of the Group which is not an Obligor where the providers of any Financial Indebtedness incurred by such member of the Group do not have any recourse of any nature to any other member of the Group and where no other member of the Group directly or indirectly supports, has guaranteed or is or might otherwise become liable (on an contingent basis or otherwise) in respect of any such Financial Indebtedness.

  "Subsidiary" means in relation to any company or corporation, a company or corporation:

  (a)
  which is controlled, directly or indirectly, by the first mentioned company or corporation;

  (b)
  more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

  (c)
  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

  and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

  "Syndication Date" means the day agreed between the Arrangers and the Company as the day on which primary syndication of the Facility is completed.

  "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

  "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

  "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

  "Termination Date" means (subject to the Extension Option) either the Initial Termination Date or, as applicable, the Extended Termination Date.

  "Total Assets" means, at any time, the total consolidated assets of the Group, determined in accordance with US GAAP.

  "Total Commitments" means the aggregate of the Commitments, being EUR 325,000,000 at the date of this Agreement.

  "Transaction Security" means the Security created or expressed to be created pursuant to the Security Documents.

  "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Company.

  "Transfer Date" means, in relation to a transfer, the later of:

  (a)
  the proposed Transfer Date specified in the Transfer Certificate; and

  (b)
  the date on which the Facility Agent executes the Transfer Certificate.

  "Trapped Cash" means any credit balance on any deposit, savings, current or other account, or cash in hand, which cannot be applied immediately for the purpose of repaying the Facility and, in particular, which cannot be upstreamed or transferred to a Borrower which would be able to apply it immediately for the purpose of repaying the Facility or to a member of the Group which would be able to transfer or upstream it to a Borrower without (i) breaching a financial assistance prohibition or other legal restriction or requirement applicable to a member of the Group (or any of its directors); or (ii) any member of the Group incurring material cost, whether as a result of paying additional taxes or otherwise (where for this purpose whether or not a cost is material will be determined, inter alia, by having regard to the applicable cost relative to the aggregate amount of the funds concerned); or (iii) breaching a contractual obligation of any member of the Group under any shareholder or partnership agreement or arrangement which in any such case can not be varied or waived without the consent or agreement of the other shareholder or partner.

  "Treasury Transaction" means any cap or collar agreement, forward rate agreement, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement.

  "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

  "US GAAP" means generally accepted accounting principles of the United States of America.

  "Utilisation" means a utilisation of the Facility.

  "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

  "Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Requests).

  "VAT" means value added tax and any other tax of a similar nature.

1.2
Construction

(a)
Unless a contrary indication appears any reference in this Agreement to:

(i)
the "Facility Agent", the "Arrangers", the "Security Agent", any "Finance Party", any "Secured Party", any "Lender", any "Obligor", any "Party" or any other person shall be construed so as to include its successors in title, permitted assign and permitted transferees and any reference to the "Security Agent" includes a reference to the Security Agent in its capacity as a trustee under any of the Security Documents;

(ii)
"assets" includes present and future properties, revenues and rights of every description;

(iii)
the "equivalent" on any date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

(iv)
a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(v)
"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)
a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(vii)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(viii)
a provision of law is a reference to that provision as amended or re-enacted; and

(ix)
a time of day is a reference to London time.

(b)
Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)
A Default or an Event of Default is "continuing" if it has not been remedied or waived.

1.3
Currency Symbols and Definitions

  "USD" denotes the lawful currency of the United States of America, "GBP" denotes lawful currency of the United Kingdom and "EUR" and "euro" means the single currency unit of the Participating Member States.

1.4
Third party rights

  A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 2
THE FACILITY

2.
THE FACILITY

2.1
The Facility

  Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2
Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)
A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.
PURPOSE

3.1
Purpose

  Each Borrower shall apply all amounts borrowed by it under the Facility (including, without limitation, through the repayment of intercompany loans) towards:

  (a)
  refinancing all or part of the Bridge Facility;

  (b)
  refinancing all or part of the Senior Notes (or to make a deposit to defease all or part of the Senior Notes prior to refinancing all or part of the Senior Notes);

  (c)
  funding the payment of fees, costs and expenses in connection with the establishment of the Facility and the refinancing of the Bridge Facility and the Senior Notes together with any taxes, redemption premium or accrued interest;

  (d)
  financing acquisitions by the Group; and

  (e)
  general corporate purposes and working capital purposes of the Group.

3.2
Monitoring

  No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.
CONDITIONS OF UTILISATION

4.1
Initial conditions precedent

  No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2
Further conditions precedent

(a)
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)
in the case of a Rollover Loan, no notice of acceleration of the Facility has been given under Clause 23.15 (Acceleration); and

(ii)
in the case of any other Loan:

(A)
no Default is continuing or would result from the proposed Loan; and

(B)
the Repeating Representations to be made by each Obligor are true in all material respects.

4.3
Further Undertaking

  The Company shall deliver to the Facility Agent evidence of filing for registration with the applicable registry in Norway or Sweden of any amendments to the constitutional documents of any Obligor incorporated in either Norway or Sweden (and which were amended prior to the date of this Agreement in connection with any Transaction Security) within 5 Business Days of the date of this Agreement.

4.4
Conditions relating to Optional Currencies

(a)
A currency will constitute an Optional Currency in relation to a Loan if:

(i)
it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)
it has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Utilisation Request for that Loan.

(b)
If the Facility Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Facility Agent will confirm to the Company by the Specified Time:

(i)
whether or not the Lenders have granted their approval; and

(ii)
if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.5
Maximum number of Loans

(a)
A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 or more Loans would be outstanding.

(b)
Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.5.

4.6
Extension of the Facility

(a)
The Company shall be entitled to request an extension of the Facility until the Extended Termination Date, by giving notice to the Facility Agent (the "Extension Request") on or before the date falling 12 Months from the date of this Agreement. Such notice shall be made in writing, be unconditional, irrevocable and binding on the Company. The Company shall not be entitled to submit an Extension Request more than once. No Extension Request may be delivered if a Default has occurred and is continuing.

  (b)
  The Facility Agent shall forward a copy of the Extension Request to the Lenders as soon as practicable after receipt of it.

  (c)
  If a Lender, in its individual and sole discretion, agrees to the extension requested by the Company, it shall give notice to the Facility Agent (a "Notice of Extension") no later than 15 Business Days after receipt by such Lender of the Extension Request pursuant to paragraph (b) above. If a Lender does not give such Notice of Extension by such date, then that Lender shall be deemed to have refused that extension.

  (d)
  Nothing shall oblige a Lender to agree to an Extension Request.

  (e)
  If one or more (but not all) of the Lenders give Notices of Extension pursuant to paragraph (c), then the Facility Agent shall notify the Company, identifying in that notification which Lenders have not given a Notice of Extension.

  (f)
  If a Lender agrees to extend the Facility by giving a Notice of Extension under paragraph (c) above, the Initial Termination Date shall be extended to the Extended Termination Date provided that:

  (i)
  the Commitments of any Lender not agreeing to so extend shall be reduced to zero on the Initial Termination Date; and

  (ii)
  the Borrowers shall, on the Initial Termination Date, repay in full such part of the outstanding Loans under the Facility which have been made available by any Lender not agreeing to so extend, together with accrued interest and all other amounts accrued under or in respect of such Lender's participation in any Loans.

  (g)
  The Facility Agent shall promptly inform the Company and the Lenders of the size of the Facility if reduced.

SECTION 3
UTILISATION

5.
UTILISATION

5.1
Delivery of a Utilisation Request

  A Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time (or on the first Utilisation Date, in relation to any Utilisations on the first Utilisation Date).

5.2
Completion of a Utilisation Request

(a)
Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)
the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)
the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)
the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)
Only one Loan may be requested in each Utilisation Request.

5.3
Currency and amount

(a)
The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)
The amount of the proposed Loan must be:

(i)
if the currency selected is the Base Currency, a minimum of EUR 5,000,000 and an integral multiple of EUR 1,000,000 or, if less, the Available Facility; or

(ii)
if the currency selected is an Optional Currency, the minimum amount specified by the Facility Agent pursuant to paragraph (b) (ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(iii)
in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4
Lenders' participation

(a)
If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)
The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)
The Facility Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.
OPTIONAL CURRENCIES

6.1
Selection of currency

  A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

6.2
Unavailability of a currency

  If before the Specified Time on any Quotation Day:

  (a)
  a Lender notifies the Facility Agent that the Optional Currency requested is not readily available to it in the amount required; or

  (b)
  a Lender notifies the Facility Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

  the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount of that Loan) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

7.
REPAYMENT

  Repayment of Loans

  Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

8.
PREPAYMENT AND CANCELLATION

8.1
Illegality

  If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

  (a)
  that Lender shall promptly notify the Facility Agent upon becoming aware of that event, whereupon the Facility Agent shall notify the Company;

  (b)
  upon the Facility Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

  (c)
  each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2
Change of control

(a)
If any person or group of persons acting in concert gains control of the Company:

(i)
the Company shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)
no Lender shall be obliged to fund a Utilisation (except for a Rollover Loan); and

(iii)
if a Lender so requires and notifies the Facility Agent within 10 days of the Company notifying the Facility Agent of the event, the Facility Agent shall, by not less than 10 days notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest and all other amounts accrued under or in respect of that Lender's participation in all outstanding Loans due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)
For the purpose of paragraph (a) above "control" means:

(i)
the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)
cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company; or

(B)
appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)
give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with; or

    (ii)
    the holding of more than one-half of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

    (iii)
    For the purpose of paragraph (a) above "acting in concert" means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Company, to obtain or consolidate control of the Company.

8.3
Mandatory Prepayment and Cancellation

(a)
The Company shall notify the Facility Agent in writing promptly upon receipt by a member of the Group of any Equity or Debt Proceeds or any Disposal Proceeds, giving details of the recipient and the amount of the relevant Equity or Debt Proceeds or Disposal Proceeds.

(b)
If a member of the Group receives any Equity or Debt Proceeds, where such Equity or Debt Proceeds (when aggregated with any other Equity or Debt Proceeds received by any member of the Group) exceed EUR 50,000,000 or its equivalent in any other currencies (any such excess, the "Relevant Equity or Debt Proceeds") and the Senior Leverage Ratio was greater than 3.5:1.0 in respect of the most recent Relevant Period in relation to which a Compliance Certificate has been delivered by the Company to the Facility Agent, then (i) on the date on which such Equity or Debt Proceeds are received (or, in relation to any Equity or Debt Proceeds where convertible bonds are issued, on the date which is the later of (A) the settlement date in relation to such convertible bonds and (B) the date on which the Equity or Debt Proceeds in relation to such convertible bonds are received) the Facility shall be reduced and cancelled by an amount equal to the Senior Leverage Ratio Adjustment Amount and (ii) (subject to the following provisions of this Clause 8.3) within 10 Business Days of receipt the Borrowers shall, to the extent necessary, prepay Loans such that (after such prepayment) the aggregate amount of all outstanding Loans does not exceed the Facility (after its reduction pursuant to (i) above).

    For the purposes of this paragraph (c) the "Senior Leverage Ratio Adjustment Amount" means the lesser of (i) the amount by which Senior Net Debt (on the last day of the most recent Relevant Period) would have been required to be reduced such that, were the Senior Leverage Ratio to have been determined in respect of the most recent Relevant Period on the basis of such reduced Senior Net Debt, the Senior Leverage Ratio in respect of that Relevant Period would have been 3.5:1.0 and (ii) the Relevant Equity or Debt Proceeds.

  (c)
  If a member of the Group receives any Disposal Proceeds or Insurance Proceeds in excess of EUR 25,000,000 in aggregate in any financial year of the Group (the amount by which such Disposal Proceeds or Insurance Proceeds exceed EUR 25,000,000, the "Relevant Proceeds") then (i) either (a) on the date on which such Disposal Proceeds or Insurance Proceeds are received the Facility shall be reduced and cancelled by an amount equal to the Relevant Proceeds or (b) if the Company notifies the Facility Agent that it (or such member of the Group or another member of the Group to which such Disposal Proceeds or Insurance Proceeds have been or may be transferred in compliance with this Agreement) wishes to reinvest the relevant Disposal Proceeds in assets which are similar to those to which those Disposal Proceeds relate or in a Permitted Usage, or wishes to apply the relevant Insurance Proceeds in or towards replacement or repair of the assets to which those Insurance Proceeds relate or in a Permitted Usage, on the date which is 12 Months after the date on which such Disposal Proceeds or Insurance Proceeds are received the Facility shall be reduced and cancelled by an amount equal to the Relevant Proceeds to the extent that they have not been reinvested in similar assets (or in a Permitted Usage) or applied in or towards such replacement or repair (or in a Permitted Usage) within such 12 Month Period and (ii) (subject to the following provisions of this Clause 8.3) within 10 Business Days of the date of any reduction of the Facility pursuant to (i) above the Borrowers shall, to the extent necessary, prepay Loans such that (after such prepayment) the aggregate amount of all outstanding Loans does not exceed the Facility (after its reduction pursuant to (i) above).

  (d)
  For the purposes of this Clause 8.3, to the extent that any Equity or Debt Proceeds, Disposal Proceeds or Insurance Proceeds are denominated in a currency other than euro the Company shall ensure that such Equity or Debt Proceeds, Disposal Proceeds or Insurance Proceeds shall be converted into euro by the relevant member of the Group on or as soon as practicable after the date on which they were received by the relevant member of the Group at prevailing market rates reasonably available to the relevant member of the Group and the amount of such Equity or Debt Proceeds, Disposal Proceeds or Insurance Proceeds shall be such euro amount net of any reasonable costs and expenses of such conversion.

  (e)
  If a prepayment is to be made under this Clause 8.3, the Borrowers may give the Facility Agent notice in writing not less than 5 Business Days before the date on which, pursuant to paragraphs (b) or (c) (as the case may be) of this Clause 8.3, the prepayment would be required to be made, specifying that prepayment of each of the outstanding Loans will be made on the last day of the then current Interest Period for each such Loan. If no such notice is given in accordance with this paragraph (e), prepayment shall be made at the time and in the manner set out in the foregoing provisions of this Clause 8.3.

  (f)
  If pursuant to paragraph (e), the Borrowers request that prepayment of each outstanding Loan is to be made on the last day of the then current Interest Period relating thereto and ensures that the amount required to be prepaid is credited to the Mandatory Prepayment Account on the date on which the prepayment would otherwise be required to be made, the relevant prepayment date in relation to each outstanding Loan shall be delayed in accordance with such request until the last day of the then current Interest Period for such Loan.

  (g)
  The Company irrevocably authorises the Facility Agent to withdraw monies from the Mandatory Prepayment Account and to apply such monies against prepayments which are due to be made hereunder (and the Facility Agent shall make such withdrawal and application on the last day of the relevant Interest Period for each Loan in respect of which a prepayment is to be made) or, upon the occurrence of an Event of Default which is continuing, against any amounts due and payable under the Finance Documents.

  (h)
  The Lenders acknowledge and agree that interest shall accrue at normal commercial rates on amounts standing to the credit of the Mandatory Prepayment Account and that the Company shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to the Mandatory Prepayment Account).

  (i)
  If any Equity or Debt Proceeds (where convertible bonds are issued) are received before the date on which the relevant convertible bonds to which those Equity or Debt Proceeds relate are to be settled, such Equity or Debt Proceeds shall be promptly paid to and retained in the Mandatory Prepayment Account until (i) the settlement of the relevant convertible bonds (at which time such Equity or Debt Proceeds shall be applied in accordance with paragraph (b) above) or (ii) such time that the Facility Agent is satisfied that such convertible bonds will not be settled, at which time such Equity or Debt Proceeds may be withdrawn from the Mandatory Prepayment Account.

  (j)
  If at any time any Trapped Cash (or an amount equal thereto) which is excluded from any Equity or Debt Proceeds, Disposal Proceeds or Insurance Proceeds ceases to be Trapped Cash then:

  (i)
  the Facility shall be reduced and cancelled on the date on which such Trapped Cash (or an amount equal thereto) ceases to be Trapped Cash; and

  (ii)
  the Borrowers shall (within 10 Business Days of the date on which such Trapped Cash (or an amount equal thereto) ceases to be Trapped Cash) prepay Loans,

    in each case (A) to the extent that the Facility would have been cancelled, or the Borrowers would have been required to prepay Loans, had such Trapped Cash not been Trapped Cash on the date of receipt by the relevant member of the Group of the relevant Equity or Debt Proceeds, Disposal Proceeds or Insurance Proceeds and (B) in accordance with and subject to the other provisions of this Clause 8.3. The Company shall (and shall procure that each other member of the Group shall) take such commercially reasonable steps as are legally available to it (and which would not, for the avoidance of doubt, result in any material cost to the Group) to procure that any Trapped Cash ceases to be Trapped Cash as soon as reasonably practicable after the date of receipt by any member of the Group of any Equity or Debt Proceeds, Disposal Proceeds or Insurance Proceeds.

8.4
Voluntary cancellation

  The Company may, if it gives the Facility Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 5,000,000 and an integral multiple of EUR 1,000,000) of the Available Facility. Any cancellation under this Clause 8.4 shall reduce the Commitments of the Lenders rateably under the Facility.

8.5
Voluntary Prepayment of Loans

  The Borrower to which a Loan has been made may, if it gives the Facility Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of EUR 5,000,000 and an integral multiple of EUR 1,000,000).

8.6
Right of repayment and cancellation in relation to a single Lender

(a)
If:

(i)
any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)
any Lender claims indemnification from the Company under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs); or

(iii)
any Lender notifies the Facility Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formulae),

    the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

  (b)
  On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

  (c)
  On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan.

8.7
Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs (if applicable) without premium or penalty.

(c)
Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)
The Borrowers shall not repay or prepay all or any part of the Loans and the Company may not cancel all or any part of the Facility or the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)
No amount of the Facility or the Commitments cancelled under this Agreement may be subsequently reinstated.

(f)
If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

SECTION 5
COSTS OF UTILISATION

9.
INTEREST

9.1
Calculation of interest

  The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

  (a)
  Margin (from time to time);

  (b)
  LIBOR or, in relation to any Loan in euro, EURIBOR; and

  (c)
  Mandatory Cost, if any.

9.2
Payment of interest

  The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

9.3
Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by such Obligor on demand by the Facility Agent.

(b)
If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)
the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4
Notification of rates of interest

  The Facility Agent shall notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement as soon as reasonably practicable after the making of such determination in accordance with the provisions of this Agreement.

10.
INTEREST PERIODS

10.1
Selection of Interest Periods

(a)
A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

  (b)
  Subject to this Clause 10, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Facility Agent (acting on the instructions of the Majority Lenders).

  (c)
  An Interest Period for a Loan shall not extend beyond the applicable Termination Date.

  (d)
  Each Interest Period for a Loan shall start on the Utilisation Date.

  (e)
  A Loan has one Interest Period only.

  (f)
  Prior to the Syndication Date, Interest Periods shall be one Month or such other period as the Facility Agent and the Company may agree and any Interest Period which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

10.2
Non-Business Days

  If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.
CHANGES TO THE CALCULATION OF INTEREST

11.1
Absence of quotations

  Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2
Market disruption

(a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)
the Margin (from time to time);

(ii)
the rate notified to the relevant Borrower by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)
the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)
In this Agreement "Market Disruption Event" means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3
Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)
Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4
Break Costs

(a)
Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)
Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.
FEES

12.1
Commitment fee

(a)
The Company shall pay (or procure the payment) to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 40 per cent. of the Margin from time to time on the Available Facility during the Availability Period.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of any Lender's Commitment at the time the cancellation is effective.

12.2
Up-front fee

  The Company shall pay (or procure the payment) to the Arrangers an up-front fee in the amount and at the time agreed in a Fee Letter.

12.3
Agency fee

  The Company shall pay (or procure the payment) to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.
TAX GROSS-UP AND INDEMNITIES

13.1
Definitions

  In this Agreement:

  "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

  "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

  "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

  "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

  "Tax Relief" means a deduction, exemption or other relief in computing the amount of any Tax.

13.2
Tax gross-up

(a)
Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction if the Tax Deduction arises as a result of the gross negligence or wilful default of that Lender or the failure of that Lender to complete any procedural formalities necessary (including, but without limitation, in relation to an Obligor incorporated or tax resident in Luxembourg the formalities applicable under the Council Directive 2003/48/EC of 3 June 2003 on taxation of savings income in the form of interest payments) to enable such Obligor to obtain an authorisation to make the relevant payment without a Tax Deduction which that Lender has been reasonably requested to perform by such Obligor or the relevant tax authorities and which it is within the control of that Lender to complete (without incurring any cost or expense other than any cost or expense which that Lender considers to be immaterial or which is met by such Obligor).

(e)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that

    Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3
Tax indemnity

(a)
The Company shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party (through the Facility Agent) an amount equal to the loss, liability or cost which that Protected Party determines (in its discretion, but acting in good faith) will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)
Paragraph (a) above shall not apply:

(i)
with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)
under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

      if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

    (ii)
    with respect to any other payment of or for or on account of Tax by a Finance Party under the law of any jurisdiction referred to in sub-paragraph (i) above except where the same is incurred in connection with any requirement of the Company to make a deduction or withholding for or on account of Tax, or to make a payment on account of Tax, in each case in respect of a Tax liability of that Finance Party, in respect of any payments under this Agreement (including a failure to comply with such requirement); or

    (iii)
    to the extent a loss, liability or cost:

    (A)
    is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

    (B)
    would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied; or

    (C)
    arises as a result of the gross negligence or wilful default of a Finance Party or the failure of that Finance Party to complete any procedural formalities in connection with any Tax which that Finance Party has been reasonably requested to perform by the Company or the relevant tax authorities and which it is within the control of that Finance Party to complete (without incurring any cost or expense other than any cost or expense which that Finance Party considers to be immaterial or which is met by the Company).

  (c)
  A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

  (d)
  A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Facility Agent.

13.4
Tax Credit

(a)
If an Obligor makes a Tax Payment and the relevant Finance Party determines (in its discretion, but acting in good faith) that:

(i)
a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii)
that Finance Party has obtained, utilised and retained that Tax Credit,

    the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

  (b)
  If a Finance Party makes any payment to an Obligor pursuant to paragraph (a) above and that Finance Party subsequently determines (in its discretion, but acting in good faith) that the Tax Credit in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such Tax Credit in full, the relevant Obligor shall reimburse that Finance Party such amount (being an amount no greater than the amount paid to the relevant Obligor pursuant to paragraph (a) above) as that Finance Party determines (in its discretion, but acting in good faith) is necessary to place it in the same after-tax position as it would have been in if such Tax Credit had been obtained and fully used and retained by the relevant Obligor.

13.5
Stamp taxes

  The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6
Value added tax

(a)
All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)
Where a Finance Document requires a Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines (acting in good faith) that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

14.
INCREASED COSTS

14.1
Increased costs

(a)
Subject to Clause 14.3 (Exceptions) the Company shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of)

    any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

  (b)
  In this Agreement "Increased Costs" means:

  (i)
  a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

  (ii)
  an additional or increased cost; or

  (iii)
  a reduction of any amount due and payable under any Finance Document,

    which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2
Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

14.3
Exceptions

(a)
Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)
attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)
compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iii)
attributable to the failure of a Finance Party to complete any procedural formalities in connection with any Tax which such Finance Party has been reasonably requested to perform by the Company or the relevant tax authorities and which is within the control of the Finance Party to complete (without incurring any cost or expense other than any cost or expense which the Finance Party considers to be immaterial or which is met by the Company);

(iv)
(without prejudice to paragraph (b) of Clause 13.4 (Tax Credit)) attributable to any loss or reduction of any Tax Credit or Tax Relief (including, without limitation, any Tax Credit or Tax Relief in connection with any financing or hedging arrangements of any Finance Party) received or receivable by a Finance Party under the laws of any jurisdiction in which it is incorporated or, if different, the jurisdiction (or jurisdictions) in which it is treated as resident for tax purposes, or the jurisdiction in which its Facility Office is located (other than the loss or reduction of any such Tax Credit or Tax Relief received or receivable by the a Finance Party where such loss or reduction is due to the gross negligence or wilful breach of the Borrowers or any other member of the Group of any law or regulation or any Event of Default);

(v)
compensated for by the payment of the Mandatory Cost; or

(vi)
attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

  (b)
  For the avoidance of doubt an Increased Cost shall not arise or be deemed to arise solely by reason of any fluctuation in EURIBOR or LIBOR.

  (c)
  In this Clause 14.3, a reference to a "Tax Credit", "Tax Deduction" or "Tax Relief" has, in each case, the same meaning given to such term in Clause 13.1 (Definitions).

15.
OTHER INDEMNITIES

15.1
Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)
making or filing a claim or proof against that Obligor;

(ii)
obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

    that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

  (b)
  Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2
Other indemnities

  The Company shall (or shall procure that an Obligor will), within three Business Days of written demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

  (a)
  the occurrence of any Event of Default;

  (b)
  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

  (c)
  funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

  (d)
  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

15.3
Indemnity to the Facility Agent

  The Company shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

  (a)
  investigating any event which it reasonably believes is a Default; or

  (b)
  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.4
Indemnity to the Security Agent

(a)
Each Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)
the taking, holding, protection or enforcement of the Transaction Security;

(ii)
the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; and

(iii)
any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)
The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Shares in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

16.
MITIGATION BY THE LENDERS

16.1
Mitigation

(a)
Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)
Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2
Limitation of liability

(a)
The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)
A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.
COSTS AND EXPENSES

17.1
Transaction expenses

  The Company shall promptly on demand pay the Facility Agent and the Arrangers the amount of all costs and expenses (including legal fees up to a maximum aggregate amount agreed between the Company and the Facility Agent (on behalf of itself and the Arrangers)) reasonably incurred by any of them, in connection with the negotiation, preparation, printing, execution and syndication of:

  (a)
  this Agreement and any other documents referred to in this Agreement (up to a cap agreed upon or to be agreed upon between the parties); and

  (b)
  any other Finance Documents executed after the date of this Agreement.

17.2
Amendment costs

  If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3
Security Agent's ongoing costs

(a)
In the event of the occurrence of (i) a Default or (ii) the Security Agent considering it necessary or expedient or (iii) being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Company shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them.

(b)
If the Security Agent and the Company fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by a investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Company or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

17.4
Enforcement costs

  The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7
GUARANTEE

18.
GUARANTEE AND INDEMNITY

18.1
Guarantee and indemnity

  Each Guarantor irrevocably and unconditionally jointly and severally:

  (a)
  guarantees to each Finance Party punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;

  (b)
  undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

  (c)
  indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2
Continuing guarantee

  This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3
Reinstatement

  If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

  (a)
  the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

  (b)
  each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4
Waiver of defences

  The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

  (a)
  any time, waiver or consent granted to, or composition with, any Obligor or other person;

  (b)
  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

  (c)
  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (d)
  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

  (e)
  any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

  (f)
  any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

  (g)
  any insolvency or similar proceedings.

18.5
Immediate recourse

  Each Guarantor waives any right it may have of first requiring any Finance Party (or any security agent or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6
Appropriations

  Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any security agent or agent on its behalf) may:

  (a)
  refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any security agent or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

  (b)
  hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 18.

18.7
Deferral of Guarantors' rights

  Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

  (a)
  to be indemnified by an Obligor;

  (b)
  to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

  (c)
  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8
Release of Guarantors' right of contribution

  If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

  (a)
  that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

  (b)
  each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.9
Additional security

  This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.10
Limitation relating to Swedish Guarantors

  The guarantee and indemnity obligations of each Guarantor incorporated in Sweden (a "Swedish Guarantor") under this Clause 18 shall be limited if (and only if) required by an application of the provisions of the Swedish Companies Act (Sw. aktiebolagslagen (1975:1385)) regulating prohibited loans and guarantees and distribution of assets taking into account also any other security granted, guarantee and/or undertaking given by such Swedish Guarantor subject to the corresponding limitation, and it is understood that the obligations of each Swedish Guarantor for such obligations and liabilities under this Clause 18 shall apply only to the extent permitted by the above-mentioned provisions as applied together with other applicable provisions of the Swedish Companies Act, and the guarantee and indemnity obligations under this Clause 18 shall be limited in accordance herewith.

18.11
Limitation relating to Norwegian Guarantors

  The guarantee and indemnity obligations of each Guarantor incorporated in Norway (each a "Norwegian Guarantor") under this Clause 18 and any obligation of a Norwegian Guarantor under any other Finance Document shall not include and shall not be construed as, any indemnity, guarantee, liability or security in respect of any indebtedness or obligation incurred or undertaken by any Obligor to the extent that the same would constitute a violation of the of the Norwegian Act of 13 June 1997 no 44 on private limited companies clauses 8-7, 8-10 and 1-4, as at any time amended (the "Norwegian Companies Act").

18.12
General limitation

  Without limiting the representations and warranties of the Obligors in Clause 19 (Representations), the guarantees, obligations, liabilities, indemnities and undertakings of any Guarantor under this Agreement or under any other Finance Document shall be deemed not to be undertaken or incurred to the extent that the same would constitute unlawful financial assistance in any jurisdiction and such guarantees, obligations, liabilities, indemnities and undertakings shall be construed accordingly.

18.13
Limitation relating to Dutch Guarantors

  Notwithstanding any other provision of this Clause 18 (Guarantee and Indemnity) the guarantee, indemnity and other obligations of any Guarantor expressed to be assumed in this Clause 18 (Guarantee and Indemnity) shall be deemed not to be assumed by such Guarantor to the extent that the same would constitute unlawful financial assistance within the meaning of Section 2:207(c) or 2:98(c) of the Dutch Civil Code (or any analogous unlawful activity) (the "Prohibition") and the provisions of this Agreement and the other Finance Documents shall be construed accordingly. For the avoidance of doubt, it is expressly acknowledged that the relevant Guarantors will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

18.14
Limitation relating to SBS Belgium N.V.

  Notwithstanding any other provision of the Finance Documents to the contrary, the guarantee and indemnity obligations of SBS Belgium NV under this Clause 18 and Clause 27.17 shall be limited to the greatest (as at the date on which the demand is made hereunder) of:

    (i)
    an amount equal to EUR 7,105,500, being 50 per cent of the net assets ("netto-actief"/"actif net") of SBS Belgium NV as of 31 December 2003; or

    (ii)
    an amount equal to 50 per cent of the net assets ("netto-actief"/"actif net") of SBS Belgium NV as per the latest available non-consolidated balance sheet of SBS Belgium NV; or

    (iii)
    the highest aggregate amount since the date hereof of all funds on-lent to and not repaid by SBS Belgium NV out of the proceeds of this Agreement.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.
REPRESENTATIONS

  Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement save that the representations set out in Clause 19.11 (No misleading information) (other than paragraph (d) thereof) will be made on the date on which the Information Memorandum is approved by the Company.

19.1
Status

(a)
It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)
It and each of its Material Companies has the power to own its assets and carry on its business as it is being conducted.

19.2
Binding obligations

  The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any Legal Opinion, legal, valid, binding and enforceable obligations.

19.3
Non-conflict with other obligations

  The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

  (a)
  any law or regulation applicable to it;

  (b)
  its or any of its Subsidiaries' constitutional documents; or

  (c)
  any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets to an extent or in a manner which might reasonably be expected to have a Material Adverse Effect.

19.4
Power and authority

  It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5
Validity and admissibility in evidence

  All Authorisations required or desirable:

  (a)
  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

  (b)
  to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (subject to compliance with any applicable enforcement procedures of that jurisdiction), have been obtained or effected and are in full force and effect.

19.6
Governing law and enforcement

(a)
Subject to any legal reservations set out in any Legal Opinions, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

  (b)
  Subject to any legal reservations set out in any Legal Opinions, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.7
Deduction of Tax

  It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document, save for any deductions that may be made from any payments made by an Obligor incorporated in Belgium or by an Obligor which is incorporated in or tax resident in the United Kingdom.

19.8
No filing or stamp taxes

  Under the law of its jurisdiction of incorporation it is not required that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction (save for the purposes of the perfection of any of the security created under the Security Documents) or (save in relation to any enforcement of any of the security created under the Security Documents or any transfer of shares pursuant to any such enforcement) that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9
No Insolvency

  No corporate action, legal proceeding or other procedure or step described in Clause 23.7 (Insolvency proceedings) has been taken or, to its knowledge, threatened in relation to any Obligor or any Material Company and none of the circumstances described in Clause 23.6 (Insolvency) applies to any Obligor or any Material Company.

19.10
No default

(a)
No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any Material Company or to which its (or any Material Company's) assets are subject which might have a Material Adverse Effect.

19.11
No misleading information

(a)
Any factual information provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)
The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)
Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(d)
All written information (other than the Information Memorandum) supplied by any member of the Group to any Finance Party in connection with the Finance Documents is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

19.12
Financial statements

(a)
The Original Financial Statements of the Company were prepared in accordance with US GAAP consistently applied and fairly represent the Company's consolidated financial condition and operations during the relevant financial year.

(b)
The Original Financial Statements of Kanal 5 Holding AB were prepared in accordance with GAAP consistently applied and fairly represent Kanal 5 Holding AB's unconsolidated financial condition and operations during the relevant financial year.

(c)
There has been no material adverse change in its business or financial condition since 31 December 2004.

19.13
Pari passu ranking

  Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14
No proceedings pending or threatened

  No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any member of the Group.

19.15
Environmental compliance

  It and each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by it or any member of the Group or on which it or any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

19.16
Environmental Claims

  No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against it or any member of the Group where that claim would be reasonably likely, if determined against it or that member of the Group to have a Material Adverse Effect.

19.17
Taxation

(a)
It and each Material Company has duly and punctually paid and discharged all Taxes imposed upon it or its assets, and each other member of the Group has duly and punctually paid and discharged all material Taxes imposed upon it or its assets, in each case within the time period allowed without incurring penalties, save to the extent that:

(i)
each of the following applies:

(A)
payment is being contested in good faith;

(B)
it or the relevant member of the Group has maintained adequate reserves for those Taxes; and

(C)
payment can be lawfully withheld; or

(ii)
settlement and rescheduling has been reached with the appropriate tax authorities prior to the date of this Agreement in relation to such Taxes.

  (b)
  No member of the Group is materially overdue in the filing of any Tax returns.

  (c)
  No material claims or investigations are being or are reasonably likely to be asserted against any member of the Group with respect to Taxes.

19.18
No Immunity

  In any proceedings taken in its jurisdiction of incorporation in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

19.19
Private and commercial acts

  Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

19.20
Security

  No Security exists over all or any of the present or future assets of any member of the Group other than any Security permitted under Clause 22.3 (Negative Pledge).

19.21
Ranking

  The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security unless mandatorily preferred by law.

19.22
Transaction Security

  Each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

19.23
Good Title Assets

  It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, all material assets necessary to carry on its business as presently conducted.

19.24
Legal and Beneficial Owner

  It is the absolute legal owner and beneficial owner of the assets subject to any Transaction Security created or evidenced by any Security Document to which it is a party.

19.25
Shares

  The shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not restrict or inhibit any transfer of those shares on creation or on enforcement of the Transaction Security, save for the restrictions on the transfer of shares in SBS Nederlands B.V. contained in its Articles of Association, a shareholders' agreement entered into on May 23, 1996 (as amended or supplemented) and a shareholders' agreement entered into on September 1, 2003.

19.26
Supervision on credit institutions

  Each Obligor incorporated in The Netherlands is in compliance with the Dutch Act on the Supervision on Credit Institutions (Wet toezicht kredietwezen 1992) (the "Dutch Banking Act") and any regulations issued pursuant thereto (including but not limited to (i) the 2005 Dutch Central Bank's Policy Guidelines issued in relation to the exemption regulation dated 26 June 2002 of the Ministry of Finance of the Netherlands, as promulgated in connection with the Dutch Banking Act (the "Exemption Regulation") and (ii) the Exemption Regulation).

19.27
Repetition

  The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

20.
INFORMATION UNDERTAKINGS

  The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1
Financial statements

  The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

  (a)
  as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited financial statements for that financial year (as contained in its Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Exchange Act of 1934, if applicable);

  (b)
  as soon as the same become available (but only to the extent that the same are available), and in any event within 180 days after the end of each of the relevant Obligor's financial years, the financial statements prepared in accordance with applicable GAAP (audited, if available) of each Obligor (other than the Company) for that financial year; and

  (c)
  as soon as the same become available, but in any event within 90 days after the end of each financial quarter of each of its financial years, its financial results (as contained in the submissions made by it with the U.S. Securities and Exchange Commission on Form 6-K pursuant to the U.S. Securities Exchange Act of 1934, if applicable) for that financial quarter.

20.2
Compliance Certificate

(a)
The Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (a) and (c) of Clause 20.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)
Each Compliance Certificate shall be signed by two senior officers of the Company (one from whom shall be the Chief Financial Officer or the Chief Accounting Officer) and, with respect to any Compliance Certificate which is delivered together with any financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements), shall be reported on by the Company's auditors in the form agreed by the Company and the Facility Agent prior to the date of this Agreement.

20.3
Requirements as to financial statements

(a)
Each set of financial statements delivered by the Company pursuant to paragraphs (a) and (c) of Clause 20.1 (Financial statements) shall be certified by the Chief Financial Officer, the Chief Accounting Officer or a director of the Company as fairly representing the Group's financial condition as at the date as at which those financial statements were drawn up.

(b)
The Company shall procure that each set of financial statements delivered pursuant to paragraphs (a) and (c) of Clause 20.1 (Financial statements) is prepared using US GAAP. To the extent that there is any change in US GAAP, or to the extent that the accounting practices and financial reference periods applied in the preparation of the Company's Original Financial Statements are different to those applied under US GAAP, the Company shall notify the

    Facility Agent accordingly (if such change would result in any change in the calculation or determination of any of the financial ratios contained in Clause 21.2 (Financial Condition)).

  (c)
  If reasonably requested by the Facility Agent the Company must promptly supply to the Facility Agent (if the change referred to in paragraph (b) above would result in any change in the calculation or determination of any of the financial ratios contained in Clause 21.2 (Financial Condition)):

  (i)
  a full description of any change notified under paragraph (b) above; and

  (ii)
  a statement (the "Reconciliation Statement") signed by the Chief Financial Officer of the Company showing sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Finance Parties:

  (A)
  to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and the Original Financial Statements of the Company; and

  (B)
  to test the financial covenants in Clause 21 (Financial Covenants) as if the set of financial statements of the Company prepared on the changed basis had been prepared according to US GAAP as used in the preparation of the Original Financial Statements of the Company,

      and any reference in this Agreement to such financial statements as prepared on the changed basis shall be a reference to such financial statements as adjusted in accordance with the Reconciliation Statement.

  (d)
  If requested by the Facility Agent acting on the instructions of the Majority Lenders, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Finance Parties in the same position as they would have been in if the change notified under paragraph (b) above had not happened. Any agreement between the Company and the Facility Agent (acting on the instructions of the Majority Lenders) will be binding on all the Parties.

  (e)
  For the avoidance of doubt, if and to the extent that an agreement is reached under paragraph (d) above regarding amendments to this Agreement, upon implementation of such amendments or if the Facility Agent (acting on the instructions of the Majority Lenders) has confirmed in writing that no amendments will be required, the Company will be under no further obligation to continue to provide Reconciliation Statements in respect of the change in the US GAAP which led to such amendments (or confirmation that no amendments are required to be made).

  (f)
  The Company will procure that, if requested by the Facility Agent (acting on the instructions of the Majority Lenders), the auditors of the Company confirm to the Finance Parties the accuracy of the information in any Reconciliation Statement.

20.4
Determination of Material Companies

  Whether or not a member of the Group is a Material Company shall be determined on the basis of the most recent audited annual financial statements of the Group delivered to the Facility Agent pursuant to Clause 20.1(a) (Financial statements) and such other information as the Facility Agent (acting reasonably) may specify to the Company for the purpose of determining whether or not a member of the Group is a Material Company. The Company agrees to deliver such financial statements and other information to the Facility Agent as the Facility Agent may reasonably require for this purpose.

20.5
Information: miscellaneous

  The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

  (a)
  promptly upon the reasonable request of the Facility Agent, all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally;

  (b)
  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

  (c)
  promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

20.6
Notification of default and disposal of SBS Broadcasting B.V. shares

(a)
The Company shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(c)
The Company shall, as soon as reasonably practicable, notify the Facility Agent of any proposed disposal by SBS Nederlands B.V. (or any other member of the Group) of any of the shares of SBS Broadcasting B.V. or of the occurrence of any event pursuant to which SBS Nederlands B.V. (or any other member of the Group) may subsequently be required to dispose of any of the shares in SBS Broadcasting B.V.

20.7
"Know your customer" checks

(a)
If:

(i)
the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; or

(ii)
any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)
a proposed assignment or transfer by a Lender of any of its rights or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

    obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent (for itself or on behalf of any Lender) supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender or prospective new Lender, provided that such new Lender has executed a Confidentiality Undertaking) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.
FINANCIAL COVENANTS

21.1
Financial definitions

  In this Clause 21:

  "Adjusted Consolidated Net Finance Charges" means, in respect of any Relevant Period, Consolidated Net Finance Charges for that Relevant Period adjusted to exclude any component of Consolidated Net Finance Charges attributable to Relevant Stand Alone Financed Acquisitions;

  "Adjusted EBITDA" means, in respect of any Relevant Period, Group EBITDA for that Relevant Period adjusted to exclude any component of Group EBITDA attributable to Relevant Stand Alone Financed Acquisitions;

  "Consolidated Net Debt" means, at any time, the aggregate amount of all obligations of the Group for or in respect of Financial Indebtedness but:

  (a)
  excluding any such obligations owed to any other member of the Group; and

  (b)
  deducting the aggregate amount of freely available cash and Cash Equivalents held by any member of the Group at such time save for any cash and Cash Equivalents held by any member of the Group for the purpose of defeasance of the Senior Notes; and

  (c)
  excluding any Financial Indebtedness under paragraph (g) of the definition of "Financial Indebtedness" and excluding any Financial Indebtedness under paragraph (f) of the definition of "Permitted Financial Indebtedness", and so that no amount shall be included or excluded more than once;

  "Senior Leverage Ratio" means, in respect of any Relevant Period, the ratio of Senior Net Debt on the last day of that Relevant Period to Adjusted EBITDA for that Relevant Period; and

  "Senior Net Debt" means, at any time, Consolidated Net Debt adjusted to exclude the aggregate amount of all Financial Indebtedness incurred by Relevant Stand Alone Financed Acquisitions and all cash or Cash Equivalents held by Relevant Stand Alone Financed Acquisitions.

21.2
Financial condition

(a)
The Company shall ensure that the Senior Leverage Ratio for each Relevant Period shall not be greater than 3.5:1.0, provided that, if any member of the Group successfully completes an Acquisition (the "Relevant Acquisition"), the Senior Leverage Ratio for any subsequent Relevant Period ending after the date on which the Relevant Acquisition was successfully completed may exceed 3.5:1.0 (if such increase in the Senior Leverage Ratio is a consequence of such Relevant Acquisition (in the opinion of the Facility Agent acting reasonably)), provided that it does not exceed 4.0:1.0, and provided further that the Senior Leverage Ratio for the last Relevant Period which ends before the date which is 9 Months after the date on which the Relevant Acquisition was successfully completed does not exceed 3.5:1.0.

(b)
The Company shall ensure that the ratio of Adjusted EBITDA to Adjusted Consolidated Net Finance Charges for each Relevant Period shall be greater than 4.0:1.0.

21.3
Financial testing

  The financial covenants set out in Clause 21.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 20 (Information Undertakings).

21.4
Relevant Stand Alone Financed Acquisitions

  For the purposes of this Clause 21 a "Relevant Stand Alone Financed Acquisition" means any Stand Alone Financed Acquisition in respect of which the Company has not given written notice to the Facility Agent specifying that such Stand Alone Financed Acquisition shall no longer be a "Relevant Stand Alone Financed Acquisition" for the purposes of this Clause 21. The Company may at any time and by written notice to the Facility Agent specify that a Stand Alone Financed Acquisition shall no longer be a "Relevant Stand Alone Financed Acquisition" for the purposes of this Clause 21 and in that event all future determinations of the Senior Leverage Ratio and the ratio of Adjusted EBITDA to Adjusted Consolidated Net Finance Charges shall be determined on the basis that the applicable Stand Alone Financed Acquisition is not a "Relevant Stand Alone Financed Acquisition". For the avoidance of doubt, if the Company specifies that a Stand Alone Financed Acquisition shall no longer be a "Relevant Stand Alone Financed Acquisition" for the purposes of this Clause 21 the Company may not subsequently designate that Stand Alone Financed Acquisition as a "Relevant Stand Alone Financed Acquisition" for the purposes of this Clause 21.

22.
GENERAL UNDERTAKINGS

  The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1
Authorisations

  Each Obligor shall promptly:

  (a)
  obtain, comply with and do all that is necessary to maintain in full force and effect; and

  (b)
  if so requested by the Facility Agent (acting reasonably), supply certified copies to the Facility Agent of,

  any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2
Compliance with laws

  Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3
Negative pledge

(a)
Except as provided for in paragraph (c) below, no Obligor shall (and the Company shall ensure that neither it nor any other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)
Except as provided for in paragraph (c) below, no Obligor shall (and the Company shall ensure that neither it nor any other member of the Group will):

(i)
sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Company or any other member of the Group;

(ii)
sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)
enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)
enter into any other preferential arrangement having a similar effect,

    in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

  (c)
  Paragraphs (a) and (b) above do not apply to:

  (i)
  any Security listed in Schedule 9 (Existing Security) (each an "Existing Security") or any Security over the same asset or assets which replaces such Existing Security (as a result of a refinancing of the Financial Indebtedness secured by such Existing Security) except to the extent the principal amount secured by that Existing Security (or replacement Security) exceeds the amount stated in that Schedule;

  (ii)
  any Security entered into by any Non-Obligor or Obligor incorporated in Norway on arm's length terms to secure any Permitted Financial Indebtedness provided that the aggregate amount thereby secured does not exceed the aggregate amount of such Permitted Financial Indebtedness;

  (iii)
  any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

  (iv)
  any lien arising by operation of law and in the ordinary course of trading;

  (v)
  any Security over or affecting (or transaction ("Quasi-Security") described in paragraph (b) above affecting) any asset acquired by a member of the Group after the date of this Agreement if:

  (A)
  the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

  (B)
  the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

  (C)
  (unless the Security or Quasi-Security is otherwise permitted pursuant to this paragraph (c)) the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

  (vi)
  any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

  (A)
  the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

  (B)
  the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

  (C)
  (unless the Security or Quasi-Security is otherwise permitted pursuant to this paragraph (c)) the Security or Quasi-Security is removed or discharged within three months of that company becoming a member of the Group;

  (vii)
  the Transaction Security;

  (viii)
  any Security entered into pursuant to any Finance Document;

  (ix)
  any Security or Quasi-Security created or incurred by an Obligor with respect to its obligations where such obligations do not exceed in aggregate (and in respect of all Obligors) EUR 40,000,000 (or its equivalent in other currencies) at any one time, where such Security is not otherwise permitted pursuant to the other provisions of this Clause 22.3;

    (x)
    any Security created or incurred by any member of the Group to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature in each case granted in the ordinary course of business by such member of the Group provided that where such Security is created or incurred by the Company, the aggregate amount thereby secured does not exceed EUR 20,000,000 at any time;

    (xi)
    any Security created or incurred by any member of the Group (other than the Company) encumbering deposits made to secure obligations directly or indirectly arising from or in connection with statutory or regulatory requirements applicable to such member of the Group, including rights of offset and set-off provided that any such statutory or regulatory requirements arise in the ordinary course of business of such member of the Group;

    (xii)
    any Security created or incurred by any member of the Group (other than the Company) for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with US GAAP shall have been made therefor;

    (xiii)
    any Security created or incurred by any member of the Group (other than the Company) arising by reason of any judgment, decree or order of any court provided that any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been fully terminated or the period within which such proceedings may be initiated shall not have expired;

    (xiv)
    purchase money Security created or incurred by any member of the Group (other than the Company) to finance the acquisition of property or assets in the ordinary course of business by such member of the Group where such Security is created within 90 days of such acquisition and provided that the related purchase money Financial Indebtedness is:

    (A)
    Permitted Financial Indebtedness;

    (B)
    the aggregate amount thereof does not exceed the cost of such property or assets; and

    (C)
    not secured by any property or assets other than the property and assets so acquired;

    (xv)
    any Security created or incurred by any member of the Group (other than the Company) or deposits made in the ordinary course of business by any member of the Group (other than the Company) in connection with workers' compensation, unemployment insurance and other types of social security, including any Security created or incurred by such member of the Group securing letters of credit issued in the ordinary course of business consistent with past practice of such member of the Group in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) of such member of the Group;

    (xvi)
    any Security created in respect of cash held by any member of the Group in a bank account for the specific purpose of paying salaries and other amounts due to employees of any member of the Group;

    (xvii)
    any Security created or incurred by any member of the Group (other than the Company) in the ordinary course of business of such member of the Group securing reimbursement obligations with respect to any commercial letter of credit and which encumbers documents and other property relating to such letters of credit and products and proceeds thereof;

    (xviii)
    any Security created by a member of the Group in favour of another member of the Group in the ordinary course of business, other than Security created by an Obligor in favour of a Non-Obligor or in favour of an Obligor incorporated in Norway; and

    (xix)
    any Security or Quasi-Security arising under clause 18 or clause 19 of the general terms and conditions (Algemene Voorwaarden) of any member of the Dutch Bankers Association (Nederlandse Vereniging von Banken) or similar term applied by a financial institution in The Netherlands pursuant to its general terms and conditions.

22.4
Financial Indebtedness

(a)
Except as permitted under paragraph (b) below the Company shall ensure that (i) no Non-Obligor and (ii) no Obligor incorporated in Norway will incur or allow to remain outstanding any Financial Indebtedness.

(b)
Paragraph (a) above does not apply to Financial Indebtedness which is Permitted Financial Indebtedness.

22.5
Merger

  No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction other than any amalgamation or merger between any two or more members of the Group (other than the Company or any member of the Group to which any of the circumstances described in Clause 23.6 (Insolvency) apply (as if references to "Material Company" therein were references to any member of the Group)).

22.6
Change of business

  The Company shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

22.7
Insurance

  Each Obligor shall (and the Company shall ensure that it and each Material Company will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

22.8
Environmental Compliance

  Each Obligor shall (and the Company shall ensure that it and each Material Company will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so might reasonably be expected to have a Material Adverse Effect.

22.9
Environmental Claims

  The Company shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of the same:

  (a)
  if any Environmental Claim has been commenced or (to the best of the Company's knowledge and belief) is threatened against the Company or any Material Company, or

  (b)
  of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against the Company or any Material Company,

  where the claim would be reasonably likely, if determined against that Material Company, to have a Material Adverse Effect.

22.10
Taxation

  Each Obligor shall (and the Company shall ensure that it and each Material Company will duly and punctually pay and discharge all Taxes imposed upon it or its assets, and that each other member of the Group will) duly and punctually pay and discharge all material Taxes imposed upon it or its assets, in each case within the time period allowed without incurring penalties, save to the extent that:

  (a)
  each of the following applies:

  (i)
  payment is being contested in good faith;

  (ii)
  it or the relevant member of the Group has maintained adequate reserves for those Taxes; and

  (iii)
  payment can be lawfully withheld; or

  (b)
  settlement and rescheduling has been reached with the appropriate tax authorities prior to the date of this Agreement in relation to such Taxes.

22.11
Loans and Guarantees

  No Obligor shall (and the Company shall ensure that neither it nor any other member of the Group will) make any loans, grant any credit (save in the ordinary course of business) or (except as required under any of the Finance Documents) give any guarantee or indemnity in respect of Financial Indebtedness (where for this purpose, and for the avoidance of doubt, any such guarantee or indemnity shall exclude any performance bond or performance guarantee given by any member of the Group in its ordinary course of business, including without limitation the FAPL Guarantee) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person, other than:

  (a)
  (i) any guarantee given by any Non-Obligor or Obligor incorporated in Norway on arm's length terms in respect of or which constitutes Permitted Financial Indebtedness, (ii) any guarantee given by an Obligor in respect of Financial Indebtedness incurred by another Obligor (other than an Obligor incorporated in Norway), (iii) any loan made by an Obligor to another Obligor (other than an Obligor incorporated in Norway) or guarantee granted by an Obligor in favour of another Obligor (other than an Obligor incorporated in Norway), in either case on arm's length terms or (iv) any loan made by a Non-Obligor to any other member of the Group or guarantee granted by a Non-Obligor in favour of any other member of the Group, in either case on arm's length terms;

  (b)
  any loan made, or any guarantee given, by any member of the Group in each case to a company in which such member of the Group holds an equity interest provided that such loan or guarantee was entered into prior to the date of this Agreement and on arm's length terms;

  (c)
  any loan made by any member of the Group in the ordinary course of business to an employee thereof provided that the aggregate amount of all such loans made by such member of the Group does not exceed at any time EUR 2,500,000 (or its equivalent in other currencies);

  (d)
  any loan made by any member of the Group to or for the benefit of any director, employee or member of management thereof not permitted pursuant to paragraph (c) above where such loan is made as part of an incentive scheme or employment plan, agreement or arrangement in the ordinary course of business and provided that the aggregate amount of all such loans made by all members of the Group does not exceed at any time EUR 2,500,000 (or its equivalent in other currencies);

  (e)
  any loan made, or credit or guarantee granted, by an Obligor to or in favour of a Non-Obligor (or to or in favour of an Obligor incorporated in Norway) provided that (i) the Company is satisfied that the requirements of Clause 22.18 (Guarantor Coverage) will be complied with (notwithstanding the making of such loan or granting of such credit or guarantee) on (or, in respect of revenues, by reference to the Relevant Period ending on) the last day of the then current financial quarter of the Group (being the next date as of which the requirements of Clause 22.18 (Guarantor Coverage) are to be reported pursuant to a Compliance Certificate) and (ii) the Facility Agent has not received any evidence to the effect that the requirements of Clause 22.18 (Guarantor Coverage), as described in (i) above, will not be complied with; or

  (f)
  any loan made or guarantee granted which is not permitted pursuant to paragraphs (a) to (e) above where the aggregate amount of Financial Indebtedness or other actual or contingent liabilities incurred pursuant to all such loans and guarantees does not exceed EUR 15,000,000 (or its equivalent in other currencies).

22.12
Dividends

  The Company shall not pay, make or declare any dividend or other distribution in respect of any financial year of the Group if the Senior Leverage Ratio (as defined in Clause 21 (Financial Covenants)) is greater than 3.5:1.00 in respect of the Relevant Period which ended on the last day of that financial year.

22.13
Syndication

  The Company shall provide reasonable assistance to the Arrangers in the preparation of the Information Memorandum and the primary syndication of the Facility (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

22.14
Treasury Transactions

  No Obligor shall (and the Company shall ensure that no member of the Group shall) enter into any Treasury Transaction other than a Treasury Transaction entered into in the ordinary course of business (and not for investment or speculative purposes) to hedge interest rate or currency exposures incurred by any member of the Group. For the avoidance of doubt, any Treasury Transactions entered into to hedge interest rate or currency exposures in connection with this Agreement shall be treated as being entered into in the ordinary course of business (and not for investment or speculative purposes).

22.15
Shares in C More Group AB

  The Company shall procure that on or before 30 June 2005 all shares in C More Group AB are pledged in favour of the Security Agent (to the extent that they have not already been pledged) pursuant to a Security Document. The Company shall ensure that all necessary registrations and other perfection requirements are completed as soon as is reasonably possible after the date of such Security Document.

22.16
Shares in SBS Broadcasting B.V.

  The Company shall procure that in the event the Company owns (either directly or indirectly) 100 per cent. of the shares in SBS Broadcasting B.V. it shall pledge (or shall procure that the owner of such shares pledges) all shares in SBS Broadcasting B.V. (to the extent not previously pledged in favour of the Security Agent) on the same terms or substantially the same terms as the pledge of shares delivered pursuant to Clause 4.1 (Initial conditions precedent) in respect of SBS Nederlands B.V. The Company shall ensure that all necessary registrations and other perfection requirements are completed as soon as is reasonably practicable after the date on which such shares are pledged.

22.17
Restrictions in relation to shares

  The Company shall procure that, on and after the date on which any security is created over the shares of any member of the Group pursuant to a Security Document (a) any restrictions on the transfer of those shares or other restrictions in relation to those shares which are contained in any relevant shareholders' agreement or other agreement in relation to those shares on the date on which such security is created are not amended or modified in a manner which would be adverse to the interests of the Finance Parties or which would adversely affect their ability to enforce such security and (b) no restrictions on the transfer of those shares or other restrictions in relation to those shares (and which were not in force on the date on which such security was created) are subsequently created pursuant to any shareholders' agreement or other agreement in relation to those shares.

22.18
Guarantor Coverage

  The Company shall ensure that at all times:

  (a)
  the aggregate total consolidated assets (which shall exclude all receivables owed by one member of the Group to another member of the Group and any interests of any member of the Group held in another member of the Group) of the Obligors represent not less than 70% of the Total Assets; and

  (b)
  the aggregate consolidated revenues of the Obligors (including, but not limited to, C More Group AB and any other Acquisition where the acquired entity is an Obligor, calculated on a pro forma basis in respect of any period prior to the date on which C More Group AB or any other such acquired entity is reflected in the consolidated financial statements of the Group) represents not less than 70% of the total consolidated revenues of the Group, in each case determined in accordance with US GAAP.

22.19
Disposals of Pledged Shares

  No Obligor shall (and the Company shall ensure that no Obligor shall) sell, transfer or otherwise dispose of all or any of the shares in any member of the Group which are the subject of any of the Transaction Security provided that an Obligor may sell, transfer or otherwise dispose of any such shares to another Obligor (i) where the guarantee obligations of the acquiring Obligor under this Agreement are no less extensive (in terms of the underlying obligations guaranteed) than the guarantee obligations of the selling, transferring or disposing Obligor and (ii) the Security Agent is satisfied (acting reasonably) that upon such sale, transfer or other disposal taking effect such shares will remain subject to first ranking, fully perfected Transaction Security on the same terms as those which applied to the Transaction Security in relation to those shares prior to such sale, transfer or disposal.

22.20
Acquisitions

  No Obligor shall (and the Company shall ensure that no other member of the Group will) acquire any company or business unless the company or business acquired constitutes (or relates to) a Permitted Business.

23.
EVENTS OF DEFAULT

  Each of the events or circumstances set out in Clause 23 is an Event of Default.

23.1
Non-payment

  An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

  (a)
  its failure to pay is caused by administrative or technical error; and

  (b)
  payment is made within 3 Business Days of its due date for payment.

23.2
Financial covenants

  Any requirement of Clause 21 (Financial covenants) is not satisfied.

23.3
Other obligations

(a)
An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial Covenants)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Facility Agent giving notice to the Company or (as applicable) the Company becoming aware of the failure to comply.

23.4
Misrepresentation

  Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

23.5
Cross default

(a)
Any Financial Indebtedness of any member of the Group is not paid when due (after the expiry of any originally applicable grace period, if applicable).

(b)
Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No event of default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 10,000,000 (or its equivalent in other currencies).

23.6
Insolvency

(a)
An Obligor or any Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)
The value of the assets of an Obligor or any Material Company is less than its liabilities.

(c)
A moratorium is declared in respect of any indebtedness of an Obligor or any Material Company.

23.7
Insolvency proceedings

(a)
Except as provided in paragraph (b) below legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or any Material Company other than a solvent liquidation or reorganisation of a Material Company;

(ii)
a composition, compromise, assignment or arrangement with any creditor of an Obligor or any Material Company;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Company), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of an Obligor or any Material Company or any of its assets; or

(iv)
enforcement of any Security over any assets of an Obligor or any Material Company,

    or any analogous procedure or step is taken in any jurisdiction.

  (b)
  Paragraph (a) above does not apply to any winding-up petition which is frivolous or vexatious in nature or is being contested in good faith and which is discharged, stayed or dismissed within 20 Business Days of commencement or, if earlier, the date on which it such petition is advertised.

23.8
Creditors' process

  Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any member of the Group and is not discharged within 20 Business Days unless the base currency equivalent of the aggregate value of that asset or those assets is less than EUR 10,000,000 (or its equivalent in any other currencies).

23.9
Failure to Comply with Final Judgements

  Any member of the Group fails to comply with or pay any sum due from it under any final judgement or any final order made or given by any court of competent jurisdiction provided that any such failure to comply or pay shall not be an Event of Default under this Clause 23.9 if the amount due is less than EUR 10,000,000 (or its equivalent in any other currencies).

23.10
Unlawfulness

  It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

23.11
Repudiation

  An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

23.12
Governmental Intervention

  By or under the authority of any government:

  (a)
  the management of an Obligor or any Material Company is wholly or substantially displaced or the authority of an Obligor or any Material Company in the conduct of its business is wholly or substantially curtailed; or

  (b)
  all or a majority of the issued shares of an Obligor or any Material Company or the whole or a substantial part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.
23.13
Transaction Security

(a)
At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable.

(b)
At any time, any of the Transaction Security fails to have first ranking priority (other than as a result of mandatory provisions of law) or is subject to any prior ranking or pari passu ranking Security.

23.14
Material adverse change

  Any event or circumstance occurs which the Majority Lenders reasonably believe might have a Material Adverse Effect.

23.15
Acceleration

  On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders by notice to the Company:

  (a)
  cancel the Total Commitments whereupon they shall immediately be cancelled;

  (b)
  declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

  (c)
  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

  (d)
  exercise, or direct the Security Agent to exercise, any or all of its rights, remedies and powers under any of the Finance Documents.

SECTION 9
CHANGES TO THE PARTIES

24.
CHANGES TO THE LENDERS

24.1
Assignments and transfers by the Lenders

  Subject to this Clause 24, a Lender (the "Existing Lender") may:

  (a)
  assign any of its rights; or

  (b)
  transfer by novation any of its rights and obligations,

  under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

24.2
Conditions of assignment or transfer

(a)
The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender.

(b)
The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)
The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)
An assignment will only be effective on:

(i)
receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent, acting reasonably) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

(ii)
performance by the Facility Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)
A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(f)
If:

(i)
a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

24.3
Assignment or transfer fee

  The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of EUR 2,500.

24.4
Limitation of responsibility of Existing Lenders

(a)
Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)
the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)
the financial condition of any Obligor;

(iii)
the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)
the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

    and any representations or warranties implied by law are excluded.

  (b)
  Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

  (i)
  has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

  (ii)
  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

  (c)
  Nothing in any Finance Document obliges an Existing Lender to:

  (i)
  accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

  (ii)
  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5
Procedure for transfer

(a)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

  (c)
  On the Transfer Date:

  (i)
  to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

  (ii)
  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

  (iii)
  the Facility Agent, the Arrangers, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Arrangers, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

  (iv)
  the New Lender shall become a Party as a "Lender".

24.6
Copy of Transfer Certificate to Company

  The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

24.7
Disclosure of information

  Any Lender may disclose to any of its Affiliates and any other person:

  (a)
  to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

  (b)
  with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

  (c)
  to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

  any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

25.
CHANGES TO THE OBLIGORS

25.1
Assignment and transfers by Obligors

  No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2
Additional Borrowers

(a)
Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.7 ("know your customer" checks), the Company may request that any of its Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)
the Majority Lenders approve the addition of that Subsidiary;

(ii)
the Company delivers to the Facility Agent a duly completed and executed Accession Letter;

(iii)
the Company confirms that no Event of Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)
the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(b)
The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

25.3
Resignation of a Borrower

(a)
The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(b)
The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)
no Event of Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)
the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

    whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents and the Security Agent shall be instructed by the Facility Agent to release any Transaction Security granted by the Borrower, in accordance with Clause 27.13 (Releases).

25.4
Additional Guarantors

(a)
Subject to compliance with the provisions of Clause 20.7 ("know your customer" checks), the Company may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)
the Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

(ii)
the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(b)
The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

25.5
Repetition of Representations

  Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6
Resignation of a Guarantor

(a)
The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

(b)
The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)
no Event of Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)
either (A) all the Lenders have consented to the Company's request or (B) (where shares which are the subject of Transaction Security are sold, transferred or otherwise disposed of by one Obligor to another Obligor in accordance with Clause 22.19 (Disposals of Pledged Shares)) (x) the relevant Guarantor which is to resign is the Obligor which sold, transferred or otherwise disposed of those shares, (y) the Company is satisfied that the requirements of Clause 22.18 (Guarantor Coverage) will be complied with (notwithstanding such resignation) on (or, in respect of revenues, by reference to the Relevant Period ending on) the last day of the then current financial quarter of the Group (being the next date as of which the requirements of Clause 22.18 (Guarantor Coverage) are to be reported pursuant to a Compliance Certificate) and (z) the Facility Agent has not received any evidence to the effect that the requirements of Clause 22.18 (Guarantor Coverage), as described in (y) above, will not be complied with.

(c)
If the resignation of a Guarantor is accepted in accordance with paragraph (b) of this Clause 25.6 the Facility Agent shall instruct the Security Agent to release any Transaction Security granted by that Guarantor (other than, for the avoidance of doubt, any Transaction Security previously granted by that Guarantor in respect of shares where such shares are sold, transferred or otherwise disposed of by that Guarantor to another Obligor in accordance with Clause 22.19 (Disposals of Pledged Shares)) in accordance with Clause 27.13 (Releases).

SECTION 10
THE FINANCE PARTIES

26.
ROLE OF THE FACILITY AGENT AND THE ARRANGERS

26.1
Appointment of the Facility Agent

(a)
Each other Finance Party (other than the Security Agent) appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2
Duties of the Facility Agent

(a)
The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arrangers or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)
The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

26.3
Role of the Arrangers

  Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4
No fiduciary duties

(a)
Nothing in this Agreement constitutes the Facility Agent or the Arrangers as a agent or fiduciary of any other person.

(b)
Neither the Facility Agent nor the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5
Business with the Group

  The Facility Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6
Rights and discretions of the Facility Agent

(a)
The Facility Agent may rely on:

(i)
any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

    (ii)
    any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

  (b)
  The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

  (i)
  no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

  (ii)
  any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

  (iii)
  any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

  (c)
  The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

  (d)
  The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

  (e)
  The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

  (f)
  Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arrangers are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7
Majority Lenders' instructions

(a)
Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)
Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)
The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8
Responsibility for documentation

  None of the Facility Agent, the Arrangers and the Security Agent:

  (a)
  is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arrangers, the Security Agent, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents; or

  (b)
  is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

26.9
Exclusion of liability

(a)
Without limiting paragraph (b) below, neither the Facility Agent nor the Security Agent will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Facility Agent or, as the case may be, the Security Agent) may take any proceedings against any officer, employee or agent of the Facility Agent or the Security Agent in respect of any claim it might have against the Facility Agent or Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent or may rely on this Clause.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Facility Agent or the Arrangers to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arrangers.

(e)
The Security Agent will not be liable for any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise;

(f)
The Security Agent will not be liable for (i) the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, or in connection with the Finance Documents or the Transaction Security or (ii) any shortfall which arises on the enforcement of the Transaction Security.

26.10
Lenders' indemnity to the Facility Agent and Security Agent

  Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each of the Facility Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent or the

  Security Agent (otherwise than by reason of the Facility Agent's or the Security Agent's gross negligence or wilful misconduct) in acting as Facility Agent or as Security Agent under the Finance Documents (unless the Facility Agent or the Security Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.11
Resignation of the Facility Agent

(a)
The Facility Agent may resign and appoint one of its Affiliates acting through an office in London as successor by giving notice to the other Finance Parties and the Company.

(b)
Alternatively the Facility Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with the Company) may appoint a successor Facility Agent (acting through an office in London).

(d)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)
The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

26.12
Confidentiality

(a)
In acting as agent for the Finance Parties or, as the case may be, security agent for the Secured Parties, the Facility Agent and the Security Agent shall be regarded as acting through its agency division, or as appropriate, security agent division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Facility Agent or the Security Agent, it may be treated as confidential to that division or department and neither the Facility Agent nor the Security Agent shall not be deemed to have notice of it.

26.13
Relationship with the Lenders

(a)
The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

  (c)
  Each Secured Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as security agent. Each Lender shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

26.14
Credit appraisal by the Secured Parties

  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Facility Agent, the Arrangers and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

  (a)
  the financial condition, status and nature of each member of the Group;

  (b)
  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

  (c)
  whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

  (d)
  the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

  (e)
  the right or title of any person in or to, or the value or sufficiency of any part of the Charged Shares, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Shares.

26.15
Reference Banks

  If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.16
Facility Agent's Management Time

  Any amount payable to the Facility Agent under Clause 15.3 (Indemnity to the Facility Agent), Clause 17 (Costs and expenses) and Clause 26.10 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 12 (Fees).

26.17
Deduction from amounts payable by the Facility Agent

  If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the

  Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.
ROLE OF SECURITY AGENT

27.1
No Independent Power

  The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

27.2
Security Agent's Instructions

  The Security Agent shall:

  (a)
  unless a contrary indication appears in a Finance Document, act in accordance with any instructions given to it by the Facility Agent and shall be entitled to assume that (i) any instructions received by it from the Facility Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, all Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation that any instructions or directions given by the Facility Agent have not been revoked;

  (b)
  be entitled to request instructions, or clarification of any direction, from the Facility Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it; and

  (c)
  be entitled to, carry out all dealings with the Lenders through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to the Lenders.

27.3
Security Agent's Actions

  Subject to the provisions of this Clause 27:

  (a)
  the Security Agent may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

  (b)
  at any time after receipt by the Security Agent of notice from the Facility Agent directing the Security Agent to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Agent may, and shall if so directed by the Facility Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

27.4
Security Agent's Discretions

(a)
The Security Agent may assume (unless it has received actual notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)
no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents; and

(ii)
any right, power, authority or discretion vested in any person has not been exercised.

(b)
The Security Agent may, if it receives any instructions or directions from the Facility Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied.

  (c)
  The Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party).

  (d)
  The Security Agent may rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person.

  (e)
  The Security Agent may refrain from acting in accordance with the instructions of the Facility Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

27.5
Security Agent's Obligations

  The Security Agent shall promptly inform the Facility Agent of:

  (a)
  the contents of any notice or document received by it in its capacity as Security Agent from any Obligor under any Finance Document; and

  (b)
  the occurrence of any Default of which the Security Agent has received notice from any other party to this Agreement.

27.6
Excluded Obligations

  The Security Agent shall not:

  (a)
  be bound to enquire as to the occurrence or otherwise of any Default or the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

  (b)
  be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account;

  (c)
  be bound to disclose to any other person (including any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

  (d)
  be under any obligations other than those which are specifically provided for in the Finance Documents; or

  (e)
  have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

27.7
No responsibility to perfect Transaction Security

  The Security Agent shall not be liable for any failure to:

  (a)
  require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Shares;

  (b)
  obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

  (c)
  register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

  (d)
  take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Shares or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

  (e)
  require any further assurances in relation to any of the Security Documents.

27.8
Insurance by Security Agent

  The Security Agent shall not be under any obligation to insure any of the Charged Shares, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

27.9
Custodians and Nominees

  The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

27.10
Acceptance of Title

  The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title as each of the Obligors may have to any of the Charged Shares and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

27.11
Refrain from Illegality

  The Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Agent may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

27.12
Business with the Obligors

  The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

27.13
Releases

  Upon a disposal of any of the Charged Shares or the resignation of an Obligor in accordance with Clause 25 (Changes to the Obligors):

  (a)
  pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent; or

  (b)
  if that disposal is permitted under the Finance Documents; or

  (c)
  if the Security Agent is instructed to release the Transaction Security granted by the resigning Obligor under the terms of Clause 25 (Changes to the Obligors),

  the Security Agent shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

27.14
Resignation of Security Agent

(a)
The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Company and to the Facility Agent on behalf of the Lenders.

(b)
Alternatively the Security Agent may resign by giving notice to the other Parties (or to the Facility Agent on behalf of the Lenders) in which case the Majority Lenders may appoint a successor Security Agent.

(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(d)
The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)
The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor.

(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 28 (Conduct of Business by the Finance Parties), Clause 29 (Sharing among the Finance Parties) and Clause 27 (Role of Security Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

27.15
Delegation

(a)
The Security Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)
The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions as the Security Agent may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

27.16
Additional Security Agents

(a)
The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate agent or as a co-agent jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Facility Agent of that appointment.

  (b)
  Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

  (c)
  The remuneration that the Security Agent may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

27.17
Parallel Debt

(a)
Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Finance Parties, sums equal to and in the currency of each amount payable by such Obligor to each of the Finance Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Finance Party to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve its entitlement to be paid that amount.

(b)
The Security Agent shall have its own independent right to demand payment of the amounts payable by each Obligor under this Clause 27.17, irrespective of any discharge of such Obligor's obligation to pay those amounts to the other Finance Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve their entitlement to be paid those amounts.

(c)
Any amount due and payable by an Obligor to the Security Agent under this Clause 27.17 (Parallel Debt) shall be decreased to the extent that the other Finance Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by an Obligor to the other Finance Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 27.17.

28.
CONDUCT OF BUSINESS BY THE FINANCE PARTIES

  No provision of this Agreement will:

  (a)
  interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

  (b)
  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

  (c)
  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.
SHARING AMONG THE FINANCE PARTIES

29.1
Payments to Finance Parties

  If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) or Clause 32 (Application of Proceeds) and applies that amount to a payment due under the Finance Documents then:

  (a)
  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

  (b)
  the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

  (c)
  the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2
Redistribution of payments

  The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.5 (Partial payments).

29.3
Recovering Finance Party's rights

(a)
On a distribution by the Facility Agent under Clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4
Reversal of redistribution

  If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

  (a)
  each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

  (b)
  that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5
Exceptions

(a)
This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)
it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

30.
PAYMENT MECHANICS

30.1
Payments to the Facility Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State) with such bank as the Facility Agent specifies.

30.2
Distributions by the Facility Agent

  Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor), Clause 30.4 (Clawback) and Clause 26.17 (Deduction from amounts payable by the Facility Agent) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State).

30.3
Distributions to an Obligor

  The Facility Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4
Clawback

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

30.5
Partial payments

(a)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

    (i)
    first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Security Agent (including of any Receiver or Delegate) and the Arrangers under the Finance Documents;

    (ii)
    secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

    (iii)
    thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

    (iv)
    fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

  (b)
  The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

  (c)
  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.6
No set-off by Obligors

  All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7
Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)
During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8
Currency of account

(a)
Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)
A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)
Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)
Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)
Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.9
Change of currency

(a)
Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in,

      the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

    (ii)
    any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

  (b)
  If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.
SET-OFF

  A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.
APPLICATION OF PROCEEDS

32.1
Order of Application

  All moneys from time to time received or recovered by the Security Agent under Clause 27.17 (Parallel Debt) and/or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at such times as the Security Agent sees fit, to the extent permitted by applicable law, in the following order of priority:

  (a)
  in discharging any sums owing to the Security Agent (in its capacity as security agent), any Receiver or any Delegate;

  (b)
  in payment to the Facility Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 30.5 (Partial Payments);

  (c)
  if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and

  (d)
  the balance, if any, in payment to the relevant Obligor.

32.2
Investment of Proceeds

  Prior to the application of the proceeds of the Transaction Security in accordance with Clause 32.1 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Facility Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent's discretion in accordance with the provisions of this Clause 32.

32.3
Currency Conversion

(a)
For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)
The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

32.4
Permitted Deductions

  The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Shares, or as a consequence of performing its duties, or by virtue of its capacity as security agent under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

32.5
Discharge of Secured Obligations

(a)
Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Facility Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment.

(b)
The Security Agent is under no obligation to make payment to the Facility Agent in the same currency as that in which any Unpaid Sum is denominated.

32.6
Sums received by Obligors

  If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall promptly be paid to the Security Agent for application in accordance with this Clause.

32.7
Application and consideration

  In consideration for the covenants given to the Security Agent by each Obligor in Clause 27.17 (Parallel Debt), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the provisions of Clause 32.1 (Order of Application).

33.
NOTICES

33.1
Communications in writing

  Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or, subject to Clause 33.5 (Limitation on use of email), email.

33.2
Addresses

  The address, fax number or email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

  (a)
  in the case of the Company, that identified with its name below;

  (b)
  in the case of each Lender or any other Original Borrower, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

  (c)
  in the case of the Facility Agent and Security Agent, that identified with its name below,

  or any substitute address, fax number or email address or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

33.3
Delivery

(a)
Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)
if by way of fax, when received in legible form; or

(ii)
if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)
if by way of email, when a delivery receipt is received by the sender confirming that the email has been delivered to the recipient's correct email address,

    and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

  (b)
  Any communication or document to be made or delivered to the Facility Agent or to the Security Agent will be effective only when actually received by the Facility Agent or the Security Agent and then only if it is expressly marked for the attention of or delivered to the email address of the department or officer identified with the Facility Agent's or the Security Agent's signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

  (c)
  All notices from or to an Obligor shall be sent through the Facility Agent.

  (d)
  Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

  (e)
  All notices to a Lender from the Security Agent shall be sent through the Facility Agent.

  (f)
  Any notice delivered in accordance with this Clause 33.3 after 4.00 p.m. on a Business Day, or on any day which is not a Business Day, will be deemed to have been delivered at 10.00 a.m. on the next Business Day.

33.4
Notification of address and fax number

  Promptly upon receipt of notification of an address, fax number or email address or change of address, fax number or email address pursuant to Clause 33.2 (Addresses) or changing its own address, fax number or email address, the Facility Agent shall notify the other Parties.

33.5
Limitation on use of email

(a)
Email shall not be used for any of the following communications to be made under or in connection with the Finance Documents:

(i)
delivery of a Utilisation Request under Clause 5.1 (Delivery of a Utilisation Request);

(ii)
notification of a change of control under Clause 8.2 (Change of control);

(iii)
delivery of a Compliance Certificate under Clause 20.2 (Compliance Certificate);

(iv)
any other notification or correspondence on which the Facility Agent, acting reasonably, requires a hard-copy signature;

    (v)
    supply of any of the information required to be delivered to the Facility Agent under Clause 20.5 (Information: miscellaneous); or

    (vi)
    a notification under Clause 20.6 (Notification of default and disposal of SBS Broadcasting B.V. shares).

  (b)
  If the Company supplies the Facility Agent with financial statements pursuant to Clause 20.1 (Financial statements) by email, the Company shall supply a hard copy of those financial statements within five Business Days to any Finance Party which notifies the Company that it requires a hard copy of those financial statements because of a governmental requirement.

33.6
Use of websites

(a)
Except as provided below, the Company may deliver any information under the Finance Documents to a Lender by posting it on to an electronic website if:

(i)
the Facility Agent and the Company agree;

(ii)
the Company and the Facility Agent designate an electronic website for this purpose;

(iii)
both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the website; and

(iv)
the information posted is in a format agreed between the Company and the Facility Agent.

    The Facility Agent must supply each relevant Lender with the address of and any relevant password specifications for the website.

  (b)
  Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for each Lender:

  (i)
  if so requested to do so by the Facility Agent; and

  (ii)
  if so required by a governmental requirement,

    within ten Business Days of receipt of the request or notification to the Company of the requirement.

  (c)
  The Facility Agent must promptly upon becoming aware of its occurrence, notify the Company and Lenders if:

  (i)
  the website cannot be accessed;

  (ii)
  the website or any information on the website is infected by an electronic virus or similar software;

  (iii)
  the relevant password specification for the website is changed; or

  (iv)
  any information to be supplied under this Agreement is posted on the website or amended after being posted.

    In the event the circumstances in paragraphs (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form.

33.7
English language

(a)
Any notice given under or in connection with any Finance Document must be in English.

(b)
All other documents provided under or in connection with any Finance Document must be:

(i)
in English; or

    (ii)
    if not in English, and if so required by the Facility Agent (acting reasonably), accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

  (c)
  For the avoidance of doubt none of the latest available audited financial statements of the Original Obligors referred to in paragraph 5 (c) of Part 1 of Schedule 2 (Conditions Precedent) are (if not in English) required to be accompanied by an English translation.

34.
CALCULATIONS AND CERTIFICATES

34.1
Accounts

  In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2
Certificates and Determinations

  Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3
Day count convention

  Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.
PARTIAL INVALIDITY

  If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.
REMEDIES AND WAIVERS

  No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Arrangers, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.
AMENDMENTS AND WAIVERS

37.1
Required consents

(a)
Subject to Clause 37.2 (Exceptions) and Clause 27.13 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)
The Facility Agent, or in respect of the Security Documents the Security Agent, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

37.2
Exceptions

(a)
An amendment or waiver that has the effect of changing or which relates to:

(i)
the definition of "Majority Lenders" in Clause 1.1 (Definitions) or paragraph (f) of the definition of "Permitted Financial Indebtedness" in Clause 1.1 (Definitions);

(ii)
an extension to the date of payment of any amount under the Finance Documents (other than as a result of the operation of Clause 8.3 (Mandatory Prepayment and Cancellation));

(iii)
a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable to the Finance Parties under the Finance Documents (other than as a result of the operation of Clause 8.3 (Mandatory Prepayment and Cancellation));

(iv)
an increase in or an extension of any Commitment;

(v)
a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

(vi)
any provision which expressly requires the consent of all the Lenders;

(vii)
Clause 2.2 (Finance Parties' rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 37; or

(viii)
the nature or scope of the Charged Shares or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

    shall not be made without the prior consent of all the Lenders.

  (b)
  An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Security Agent or the Arrangers may not be effected without the consent of the Facility Agent, the Security Agent or the Arrangers.

37.3
Non-consenting Banks

(a)
In this Clause 37.3:

    "Non-Consenting Bank" means a Lender which does not agree to a consent or amendment to, or a waiver of, a provision of a Finance Document requested by an Obligor where:

    (i)
    the consent, waiver or amendment requires the consent of all the Lenders;

    (ii)
    a period of not less than 10 Business Days has elapsed from the date the consent, waiver or amendment was requested; and

    (iii)
    a Supermajority Instructing Group has agreed to the consent, waiver or amendment.

    "Replacement Bank" means any other person or persons selected by (a) a Supermajority Instructing Group, (b) the Company or (c) the Borrowers, which is willing to assume all of the obligations of a Non-Consenting Bank.

    "Supermajority Instructing Group" means:

    (i)
    whilst no Loans are outstanding, a Lender or Lenders whose Commitments amount (or, if each Lender's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than 90 per cent. of the Total Commitments; and

    (ii)
    whilst at least one Loan is outstanding, a Lender or Lenders whose participation in any Loans then outstanding aggregate more than 90% of all the Loans then outstanding.

  (b)
  Subject to paragraph (e) below, a Supermajority Instructing Group or the Company may, on giving 10 Business Days' prior notice to the Facility Agent and a Non-Consenting Bank (and provided that such Non-Consenting Bank has not given its consent to the relevant consent, amendment or waiver prior to the end of such notice period) require that Non-Consenting Bank to transfer all of its rights and obligations under this Agreement to a Replacement Bank.

  (c)
  On receipt of a notice under paragraph (b) above the Non-Consenting Bank must (unless it has given its consent to the relevant consent, amendment or waiver before the end of the notice period referred to in paragraph (b) above) transfer all of its rights and obligations under this Agreement:

  (i)
  in accordance with Clause 24.1 (Assignments and transfers by the Lenders);

  (ii)
  on the date specified in the notice;

  (iii)
  to the Replacement Bank specified in the notice; and

  (iv)
  for a purchase price equal to the aggregate of:

  (A)
  the par value of the Non-Consenting Bank's participation in the outstanding Loans;

  (B)
  any break costs payable to the Non-Consenting Bank as a result of the transfer; and

  (C)
  all accrued interest, fees and other amounts payable to the Non-Consenting Bank under this Agreement as at the transfer date.

    No member of the Group may make any payment or assume any obligation to or on behalf of the Replacement Bank to become a Lender, other than as provided in this Clause 37.3.

  (d)
  Subject to paragraph (e) below and with the written consent of each Lender which comprises the Supermajority Instructing Group the Company may on giving ten Business Days prior notice to the Non-Consenting Bank and the Facility Agent (and provided that such Non-Consenting Bank has not given its consent to the relevant consent, amendment or waiver prior to the end of such notice period) procure the repayment of such Non-Consenting Bank's share of the outstanding Loans and any Non-Consenting Bank for whose account such repayment is made shall not be obliged to participate in any Loans made on or after the date on which the Facility Agent receives the Company's notice to repay such Non-Consenting Bank's share of the outstanding Loans and such Non-Consenting Banks Commitment shall be reduced to zero.

  (e)
  Notwithstanding the above, the right of a Supermajority Instructing Group or the Company to replace or repay a Non-Consenting Bank may only be exercised within 45 days after the date the consent, waiver or amendment was requested by the Company.

  (f)
  Any notice of cancellation or prepayment given by the Company pursuant to this Clause 37 shall be irrevocable and shall oblige the relevant Borrower to make such prepayment on such date.

38.
COUNTERPARTS

  Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

39.
GOVERNING LAW

  This Agreement is governed by English law.

40.
ENFORCEMENT

40.1
Jurisdiction

(a)
The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b)
Without prejudice to paragraph (a) above, the Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 40.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2
Service of process

  Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

  (a)
  irrevocably appoints SBS Services UK Limited (whose registered office is in Carmelite House, 50 Victoria Embankment, Blackfriars, London, EC4Y ODX) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

  (b)
  agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

The Original Obligors

Name of Original Borrower

Kanal 5 Holding AB

SBS Broadcasting SA

Name of Original Guarantor

Broadcast Norge AS

TV Norge AS

C More Entertainment AB

C More Group AB

Kanal 5 AB

Kanal 5 Holding AB

SBS Belgium NV

SBS Broadcasting SA

SBS Nederlands BV

VT4 Ltd

________________________________________________
EBS International N.V. (as an Original Obligor)

The Original Lenders

Name of Original Lender	Commitment EUR
ABN AMRO Bank N.V.	175,000,000
Citibank International plc	50,000,000
Deutsche Bank AG London	50,000,000
The Royal Bank of Scotland PLC	50,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

Part I

Conditions precedent to initial Utilisation

1.
Original Obligors: Corporate Documents

(a)
A copy of the constitutional documents of each Original Obligor.

(b)
A copy of the minutes of a meeting of the board of directors of each Original Obligor:

(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)
authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)
A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
If necessary or desirable a copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than the Company), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Obligor is a party.

(e)
A certificate of the Company (signed by two senior officers, one of whom shall be the Chief Financial Officer or the Chief Accounting Officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(f)
A certificate of an authorised signatory of the relevant Original Obligor, certifying that each copy document relating to it specified in Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.
Security Documents

(a)
The following Security Documents:

(i)
pledge of shares by the Company in Kanal 5 Holding AB, SBS Nederlands BV, Broadcast Norge AS and VT4 Ltd duly executed by the Company and the Security Agent;

(ii)
pledge of shares by Kanal 5 Holding AB of 96.5% of the shares of C More Group AB and Kanal 5 AB duly executed by Kanal 5 Holding AB and the Security Agent;

(iii)
pledge of shares by C More Group AB in C More Entertainment AB duly executed by C More Group AB and the Security Agent;

(iv)
pledge of shares by VT4 Ltd in relation to its 99.93 per cent. of shares in SBS Belgium NV, duly executed by VT4 Ltd and the Security Agent;

    (v)
    pledge of shares by Broadcast Norge AS in TVNorge AS duly executed by Broadcast Norge and the Security Agent; and

    (vi)
    pledge of shares by EBS International NV in relation to its 0.07 per cent. of shares in SBS Belgium NV.

  (b)
  Evidence of the discharge of any Security or guarantees granted by any member of the Group which is not permitted by Clause 22.3 (Negative Pledge) on or immediately prior to the date of this Agreement.

3.
Shares

(a)
If applicable, all share certificates and stock transfer forms duly executed by the relevant Original Obligor in blank in relation to the certificated shares subject to or expressed to be subject to the Transaction Security.

(b)
If applicable, a copy of the register of members of each member of the Group, whose shares are subject to or expressed to be subject to the Transaction Security.

(c)
A copy of the constitutional documents of each member of the Group whose shares are expressed to be subject to the Transaction Security and any shareholders' agreement or resolution amending or varying the rights attaching to those shares.

4.
Legal Opinions

(a)
A legal opinion of Clifford Chance LLP, Amsterdam legal advisers to the Arrangers and the Facility Agent in relation to English law.

(b)
A legal opinion of Clifford Chance LLP, Amsterdam legal advisers to the Arrangers and the Facility Agent in relation to Dutch law.

(c)
A legal opinion of Clifford Chance LLP, Luxembourg legal advisers to the Arrangers and the Facility Agent.

(d)
A legal opinion of Clifford Chance LLP, Brussels legal advisers to the Arrangers and the Facility Agent.

(e)
A legal opinion of Vinge, Swedish legal advisers to the Arrangers and the Facility Agent.

(f)
A legal opinion of Wikborg Rein, Norwegian legal advisers to the Arrangers and the Facility Agent.

5.
Other documents and evidence

(a)
Evidence that the process agent referred to in Clause 40.2 (Service of process), has accepted its appointment.

(b)
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

(c)
The latest available audited financial statements of each Original Obligor.

(d)
The executed Fee Letters.

(e)
Evidence that the Bridge Facility has been or will be cancelled and repaid in full on or before the first Utilisation Date.

Part II

Conditions Precedent required to be
delivered by an Additional Obligor

1.
An Accession Letter, duly executed by the Additional Obligor and the Company.

2.
A copy of the constitutional documents of the Additional Obligor.

3.
A copy of a resolution of the board of directors of the Additional Obligor:

(a)
approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter and any other Finance Document to which it is a party;

(b)
authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Obligor, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)
authorising the Company to act as its agent in connection with the Finance Documents.

4.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.
If necessary or desirable a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.
A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7.
A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.
If available, the latest audited financial statements of the Additional Obligor.

9.
A Security Document pursuant to which security is granted in favour of the Security Agent over the shares of that Additional Obligor, duly executed by the shareholder or shareholders of that Additional Obligor and the Security Agent (such security, for the avoidance of doubt, to be subject to any restrictions on the transfer of those shares or other restrictions in relation to those shares to the extent that the same are contained in any relevant shareholders' agreement or other agreement in relation to those shares as in force on the date on which such Additional Obligor accedes to this Agreement).

10.
Any notices or documents required to be given or executed or made under the terms of the Security Documents entered into by the Additional Obligor.

11.
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter and each Finance Document to which the Additional Obligor is a party or for the validity and enforceability of any Finance Document or of any Transaction Security created or intended to be created by the Additional Obligor.

12.
A legal opinion of Clifford Chance LLP, Amsterdam, legal advisers to the Arrangers and the Facility Agent in England.

13.
If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers and the Facility Agent in the jurisdiction in which the Additional Obligor is incorporated.

14.
If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the agent for service of process specified in Clause 40.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

SCHEDULE 3

Utilisation Request

From:
SBS Broadcasting S.A./Kanal 5 Holding AB

To:
ABN AMRO Bank N.V.
250 Bishopsgate
London
EC2M 4AA
The United Kingdom

  Fax: +44 207 678 6021

  Attention: Mark Satchel/Mark Stevens

with copy to:

  ABN AMRO Bank N.V.
  Credit Portfolio Management (HQ6055)
  P.O. Box 283
  1000 EA Amsterdam
  The Netherlands

  Fax: +31 20 6296270

  Attention: Susan Janssen-Ossenblok

Dated:

Dear Sirs

SBS Broadcasting S.A.—EUR 325,000,000 Facility Agreement
dated 12 May 2005 (the "Agreement")

1.
We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.
We wish to borrow a Loan on the following terms:
Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	[ ]
Amount:	[ ] or, if less, the Available Facility
Interest Period:	[ ]
3.
We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.
The proceeds of this Loan should be credited to [account].

5.
This Utilisation Request is irrevocable.

Yours faithfully

________________________
authorised signatory for
SBS Broadcasting S.A./Kanal 5 Holding AB

SCHEDULE 4

MANDATORY COST FORMULAE

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate, a rate (the "Mandatory Cost"), in accordance with the paragraphs set out below.

3.
The Mandatory Cost for the Lenders lending from a Facility Office in a Participating Member State will be the percentage determined by that Lender. This percentage will be the Lenders' reasonable determination of the cost (expressed as a percentage of the Lenders' participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.
The Mandatory Cost for the Lenders lending from a Facility Office in the United Kingdom will be calculated by the Lenders as follows:

E × 0.01 300	per cent. per annum.

  Where:

  E
  is the rate of charge payable by the Lender to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by the Lender as being the average of the Fee Tariffs applicable to the Lender) and expressed in pounds per £1,000,000 of the Tariff Base of the Lender.

5.
For the purposes of this Schedule:

(a)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)
"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
The Lenders shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates the Lender.

7.
Any determination by the Lenders pursuant to this Schedule in relation to a formula, the Mandatory Cost, or any amount payable to the Lenders shall, in the absence of manifest error, be conclusive and binding on all Parties.

8.
The Lenders may from time to time, after consultation with the Company, determine and notify to the Company any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To: ABN AMRO Bank N.V. as Facility Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

SBS Broadcasting S.A.—EUR 325,000,000 Facility Agreement
dated 12 May 2005 (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.
We refer to Clause 24.5 (Procedure for transfer):

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

(b)
The proposed Transfer Date is [    ].

(c)
The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

3.
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

4.
This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.
This Transfer Certificate is governed by English law.

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By
This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [ ].
[Facility Agent]
By:

SCHEDULE 6
Form of Accession Letter

To: ABN AMRO Bank N.V. as Facility Agent

From: [Subsidiary] and SBS Broadcasting S.A.

Dated:

Dear Sirs

SBS Broadcasting S.A.—EUR 325,000,000 Facility Agreement
dated 12 May 2005 (the "Agreement")

1.
We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.
[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [25.2 (Additional Borrowers)]/[Clause 25.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.
[Subsidiary's] administrative details are as follows:

Address:

Fax No:

Attention:

4.
This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by a deed.]
[Company]	[Subsidiary]

SCHEDULE 7
Form of Resignation Letter

To: ABN AMRO Bank N.V. as Facility Agent

From: [resigning Obligor] and SBS Broadcasting S.A.

Dated:

Dear Sirs

SBS Broadcasting S.A.-EUR 325,000,000 Facility Agreement
dated 12 May 2005 (the "Agreement")

1.
We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.
Pursuant to [Clause 25.3 (Resignation of a Borrower)]/[Clause 25.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.
We confirm that:

(a)
no Default is continuing or would result from the acceptance of this request; and

(b)
[                        ]*

4.
This Resignation Letter is governed by English law.
[Company]	[Subsidiary]
By:	By:

*
Insert any other conditions required by the Facility Agreement.

SCHEDULE 8
Form of Compliance Certificate

To: ABN AMRO Bank N.V. as Facility Agent

From: [Company]

Dated:

Dear Sirs

SBS Broadcasting S.A.-EUR 325,000,000 Facility Agreement
dated 12 May 2005 (the "Agreement")

1.
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.
We confirm that:

(a)
[insert names of Material Company/ies] [are/is a] Material Compan[y/ies]. [insert name of Material Company/ies] [has/have]:

(i)
revenues representing [] per cent. of total consolidated revenues of the Group; and

(ii)
total assets representing [] per cent. of consolidated Total Assets;

(b)
the aggregate total consolidated assets (which shall exclude all receivables owed by one member of the Group to another member of the Group and any interests of any member of the Group held in another member of the Group) of the Obligors represent not less than 70% of the Total Assets, calculated as follows (and determined in accordance with US GAAP):

[insert calculation];

(c)
the aggregate consolidated revenues of the Obligors (including, but not limited to, C More Group AB and any other Acquisitions where the acquired entity is an Obligor, calculated on a pro forma basis in respect of any period prior to the date on which C More Group AB or any other such acquired entity is reflected in the consolidated financial statements of the Group) represents not less than 70% of the total consolidated revenues of the Group, calculated as follows (and determined in accordance with US GAAP):

[insert calculation].

3.
We confirm that:

[insert details of financial covenants and whether the Company is in compliance with those covenants]

4.
[We confirm that no Default is continuing.]*
Signed: ..........................................................	.................................................................
Senior Officer of SBS Broadcasting S.A.	Senior Officer of SBS Broadcasting S.A.

[insert applicable certification language]**

.....................
for and on behalf of [name of auditors of the Company]***

*
If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
**
To be agreed with the Company's auditors and the Lenders prior to signing the Agreement.
***
Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the auditors prior to signing the Agreement.

SCHEDULE 9
Existing Security

Name of Group Member	Security	Total Principal Amount of Indebtedness Secured (EUR)
TV Norge AS	First priority pledge of present and future receivables, plant and machinery and programming.	2,439,024
C More Entertainment	Finance leases of cars	541,176
AB Broadcast Text International AB	Bank Overdraft Facility floating charge over chattels	65,934
MTM-SBS Televízió Rt	Fixed and floating charge and charge on all assets and a charge on the bank account for the guarantee from K&H to ORTT (local broadcasting authority) plus an overdraft facility with same K&H bank	8,700,000
Radio City Stockholm AB	Floating charge/chattel mortgage	241,099

SCHEDULE 10
LMA Form of Confidentiality Undertaking

To:

[insert name of Potential Lender]

Re: The Facility

Company:
Amount:
Facility Agent:

Dear Sirs

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.
Confidentiality Undertaking you undertake:

(a)
to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)
to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

(c)
to use the Confidential Information only for the Permitted Purpose;

(d)
to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

(e)
not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facility.

2.
Permitted Disclosure we agree that you may disclose confidential information:

(f)
to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

(g)
(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(h)
with the prior written consent of us and the Company.

3.
Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.
Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5.
Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facility or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.
No Representation; Consequences of Breach, etc You acknowledge and agree that:

(a)
neither we nor any of our officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)
we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.
No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.
Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.
Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other member of the Group.

10.
Third party rights

(a)
Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)
Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11.
Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.
Definitions In this letter (including the acknowledgement set out below):

"Confidential Information" means any information relating to the Company, the Group, and the Facility including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

"Group" means the Company and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

"Participant Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

"Permitted Purpose" means considering and evaluating whether to enter into the Facility.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

...................................
For and on behalf of

[Facility Agent]

To:
[Facility Agent]
The Company and each other member of the Group

We acknowledge and agree to the above:

...................................
For and on behalf of
[Potential Lender]

SCHEDULE 11
Timetables

	Loans in euro	Loans in domestic sterling	Loans in other currencies
Facility Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	—	—	U-4
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	U-3 9.30am	U-1 9.30am	U-3 9.30am
Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation)	U-3 noon	U-1 noon	U-3 noon
Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)	U-3 3.00pm	U-1 3.00pm	U-3 3.00pm
Facility Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)
Facility Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)
LIBOR or EURIBOR is fixed	Quotation Day as of 11:00 a.m. London time in respect of LIBOR and as of 11.00 a.m. Brussels time in respect of EURIBOR	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

"U" = date of utilisation

"U—X" = X Business Days prior to date of utilisation

SIGNATURES

THE COMPANY
SBS BROADCASTING S.A.
By:	ERIK MOE JUERGEN VON SCHWERIN
Name:
Address:	8-10 rue Mathias Hardt L-1717 Luxembourg
Fax:	+352 2612 3301
Telephone:	+352 2612 15
Attention:	Corporate Secretary
With a copy to:	SBS Services B.V. Rietlandpark 353 1019 EM Amsterdam The Netherlands
Fax:	+31 20 519 1996
Telephone:	+31 20 519 1919
Attention:	Attn: Erik T. Moe/Juergen von Schwerin
THE ORIGINAL BORROWERS
SBS BROADCASTING S.A.
By:	ERIK MOE JUERGEN VON SCHWERIN
KANAL 5 HOLDING AB
By:	ERIK MOE JUERGEN VON SCHWERIN
THE ORIGINAL GUARANTORS
BROADCAST NORGE AS
By:	ERIK MOE JUERGEN VON SCHWERIN
TVNORGE AS
By:	ERIK MOE JUERGEN VON SCHWERIN
C MORE ENTERTAINMENT AB
By:	ERIK MOE JUERGEN VON SCHWERIN

C MORE GROUP AB
By:	ERIK MOE JUERGEN VON SCHWERIN
KANAL 5 AB
By:	ERIK MOE JUERGEN VON SCHWERIN
KANAL 5 HOLDING AB
By:	ERIK MOE JUERGEN VON SCHWERIN
SBS BELGIUM NV
By:	ERIK MOE JUERGEN VON SCHWERIN
SBS BROADCASTING S.A.
By:	ERIK MOE JUERGEN VON SCHWERIN
SBS NEDERLANDS B.V.
By:	ERIK MOE JUERGEN VON SCHWERIN
VT4 LTD.
By:	ERIK MOE JUERGEN VON SCHWERIN
EBS INTERNATIONAL N.V. (AS AN OBLIGOR)
EBS INTERNATIONAL N.V.
By:	ERIK MOE JUERGEN VON SCHWERIN
THE ARRANGERS
ABN AMRO BANK N.V.
By:	CEES HEILIG
Address:	ABN AMRO Bank N.V. 250 Bishopsgate London EC2M 4AA
Fax:	0207 678 6021
Attention:	Cees Heilig Remco Beerbaum

CITIGROUP GLOBAL MARKETS LIMITED
By:	ROMEET SHANKARDASS
Address:	Citigroup Centre Canada Square Canary Wharf London E14 5LB
Fax:	020 7986 8278
Attention:	Carlos Barona Kim McNamara
DEUTSCHE BANK AG LONDON
By:	DAVID BUGGE JURGEN STEIN
Address:	Winchester House 1 Great Winchester Street London EC2N 2DB
Fax:	020 7545 1239
Attention:	Tom Hatfield
THE ROYAL BANK OF SCOTLAND PLC
By:	DANIEL JOHAR
Address:	135 Bishopsgate London EC2M 3UR
Fax:	0207 085 8941
Attention:	Mike Cunningham Daniel Johar
THE FACILITY AGENT
ABN AMRO BANK N.V.
By:	CEES HEILIG MARK STEVENS
Address:	ABN AMRO Bank N.V. 250 Bishopsgate London EC2M 4AA
Fax:	0207 678 6021
Attention:	Administration contacts: Mark Satchel/Lee Donnithorne
Credit contacts: Mark Stevens/Nick Little

THE SECURITY AGENT
ABN AMRO BANK N.V.
By:	CEES HEILIG MARK STEVENS
Address:	ABN AMRO Bank N.V. 250 Bishopsgate London EC2M 4AA
Fax:	0207 678 6021
Attention:	Mark Stevens Nick Little
THE ORIGINAL LENDERS
ABN AMRO BANK N.V.
By:	CEES HEILIG
Address:	ABN AMRO Bank N.V. 250 Bishopsgate London EC2M 4AA
Fax:	0207 678 6021
Attention:	Cees Heilig Remco Beerbaum
CITIBANK INTERNATIONAL PLC
By:	ROMEET SHANKARDASS MATTHEW HOLLAND
Address:	Citigroup Centre Canada Square Canary Wharf London E14 5LB
Fax:	0208 430 437
Attention:	Anjuli Rao Matthew Butler
DEUTSCHE BANK AG LONDON
By:	DAVID BUGGE JURGEN STEIN
Address:	Winchester House 1 Great Winchester Street London EC2N 2DB
Fax:	020 7545 1239
Attention:	Mark Barry Thomas Hatfield
THE ROYAL BANK OF SCOTLAND PLC
By:	DANIEL JOHAR
Address:	135 Bishopsgate London EC2M 3UR
Fax:	0207 085 8941
Attention:	Mike Cunningham Daniel Johar

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  Exhibit 4.21
CONTENTS
SECTION 1 INTERPRETATION
SECTION 2 THE FACILITY
SECTION 3 UTILISATION
SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION
SECTION 5 COSTS OF UTILISATION
SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS
SECTION 7 GUARANTEE
SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
SECTION 9 CHANGES TO THE PARTIES
SECTION 10 THE FINANCE PARTIES
SECTION 11 ADMINISTRATION
SECTION 12 GOVERNING LAW AND ENFORCEMENT
SCHEDULE 1 THE ORIGINAL PARTIES
SCHEDULE 2 CONDITIONS PRECEDENT
Part I Conditions precedent to initial Utilisation
Part II Conditions Precedent required to be delivered by an Additional Obligor
SCHEDULE 3 Utilisation Request
SCHEDULE 4 MANDATORY COST FORMULAE
SCHEDULE 5 FORM OF TRANSFER CERTIFICATE
SCHEDULE 6 Form of Accession Letter
SCHEDULE 7 Form of Resignation Letter
SCHEDULE 8 Form of Compliance Certificate
SCHEDULE 9 Existing Security
SCHEDULE 10 LMA Form of Confidentiality Undertaking
SCHEDULE 11 Timetables
SIGNATURES